EXHIBIT 10.1

EXECUTION COPY
AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (the “Amendment”), dated as of May 30, 2014, among ANIXTER RECEIVABLES CORPORATION, a Delaware corporation (the “Seller”), ANIXTER INC., a Delaware corporation (“Anixter”), as the initial Servicer, each financial institution party hereto as a Financial Institution, CHARIOT FUNDING LLC (successor by merger to Falcon Asset Securitization Company LLC) (“Chariot”), as a conduit, (the “Conduit”), SUNTRUST ROBINSON HUMPHREY, INC. (“SunTrust”) and JPMORGAN CHASE BANK, N.A. (“J.P. Morgan”), as managing agents (collectively, the “Managing Agents” and each individually, a “Managing Agent”) and J.P. Morgan, as agent for the Purchasers (the “Agent”).
W I T N E S S E T H:
WHEREAS, the Seller, Anixter, the Financial Institutions, the Conduit, the Managing Agents and the Agent are parties to that certain Second Amended and Restated Receivables Purchase Agreement, dated as of May 31, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”); and
WHEREAS the parties hereto desire to amend the Agreement on the terms and conditions set forth below;
NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.
SECTION 2.    Amendments to the Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Agreement is hereby amended to read as set forth on Annex A hereto. For the avoidance of doubt, upon the effectiveness hereof, J.P. Morgan shall cease to be a “Financial Institution” and the Conduit shall become a “Financial Institution”.

SECTION 3.    Effective Date. This Amendment shall become effective and shall be deemed effective as of the date first written above when:
(a)    the Agent shall have received counterparts hereof executed by each Person for which a signature block is attached hereto; and
(b)    the Managing Agents shall have received (1) counterparts to the Seventh Amended and Restated Fee Letter duly executed by each Person for which a signature is attached thereto and (2) all fees payable on the date hereof pursuant to such Seventh Amended and Restated Fee Letter.
SECTION 4.    Sale and Assignment. SunTrust shall pay $20,166,666.67 in immediately available funds to Chariot at or before 11:00 a.m. (Chicago time) on the date hereof and concurrently with the effectiveness hereof. After giving effect to such payment, SunTrust and Chariot each possess a 50% interest in the outstanding Capital. If requested by any Managing Agent, each of Chariot, SunTrust, the Seller, Anixter and J.P. Morgan agree to execute and deliver such further agreements and documents and take such other actions as such Managing Agent may reasonably request to evidence and give effect to the foregoing.

SECTION 5.    Representations and Warranties of the Seller Parties. In order to induce the parties hereto to enter into this Amendment, each of the Seller Parties represents and warrants to the Agent and the Purchasers, as to itself, that:
(a)    The representations and warranties of such Seller Party set forth in Section 5.1 of the Agreement, as hereby amended, are true, correct and complete on the date hereof as if made on and as of the date hereof and there exists no Amortization Event or Potential Amortization Event on the date hereof, provided that in the case of any representation or warranty in Section 5.1 that expressly relates to facts in existence on an earlier date, the reaffirmation thereof under this Section 5(a) shall be made as of such earlier date.
(b)    The execution and delivery by such Seller Party of this Amendment has been duly authorized by proper corporate proceedings of such Seller Party and this Amendment, and the Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of such Seller Party, enforceable against such Seller Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors’ rights generally.
SECTION 6.    Ratification. The Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects.
SECTION 7.    Reference to Agreement. From and after the effective date hereof, each reference in the Agreement to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement, as amended by this Amendment.
SECTION 8.    CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, BUT NOT LIMITED TO, 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.
SECTION 9.    Execution of Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
* * * * *

2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first written above:
ANIXTER RECEIVABLES CORPORATION, as the Seller
By: /s/ Rod Shoemaker
Name: Rod Shoemaker
Title: VP - Treasurer

ANIXTER INC.,
as the initial Servicer
By: /s/ Rod Shoemaker
Name: Rod Shoemaker
Title: VP - Treasurer

Signature Page to
Amendment No. 2 to Second Amended and Restated Receivables Purchase Agreement

CHARIOT FUNDING LLC

By:     JPMorgan Chase Bank, N.A., its attorney-in-fact
By: /s/ Faika Farhana
Name: Faika Farhana
Title: Vice President

JPMORGAN CHASE BANK, N.A., as a Financial Institution, a Managing Agent and as Agent

By: /s/ Faika Farhana
Name: Faika Farhana
Title: Vice President

Signature Page to
Amendment No. 2 to Second Amended and Restated Receivables Purchase Agreement

SUNTRUST BANK, as a
Financial Institution

By: /s/ Michael Peden
Name: Michael Peden
Title: Vice President

SUNTRUST ROBINSON HUMPHREY, INC., as a Managing Agent

By: /s/ Kyle Shenton
Name: Kyle Shenton
Title: Vice President

Signature Page to
Amendment No. 2 to Second Amended and Restated Receivables Purchase Agreement

ANNEX A
AMENDED AGREEMENT
[ATTACHED]

EXECUTION COPY

Conformed to include: (1) Amendment No. 1 to Second Amended and Restated Receivables Purchase Agreement, dated as of May 31, 2012, among Anixter Receivables Corporation, Anixter Inc., Chariot Funding LLC, Three Pillars Funding LLC, SunTrust Robinson Humphrey, Inc. and JPMorgan Chase Bank, N.A., and (2) Amendment No. 2 to Second Amended and Restated Receivables Purchase Agreement, dated as of May 30, 2014, among Anixter Receivables Corporation, Anixter Inc., Chariot Funding LLC, SunTrust Robinson Humphrey, Inc. and JPMorgan Chase Bank, N.A.

SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT
dated as of May 31, 2011
Among
ANIXTER RECEIVABLES CORPORATION, as Seller,

ANIXTER INC., as Servicer,

CHARIOT FUNDING LLC, as a Conduit
and
THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO,
as Financial Institutions,
JPMORGAN CHASE BANK, N.A.
and
SUNTRUST ROBINSON HUMPHREY, INC., as Managing Agents

and

JPMORGAN CHASE BANK, N.A.,
as Agent

ACTIVE 5939963v.11

EXECUTION COPY

Section 13.10	WAIVER OF JURY TRIAL.	45
Section 13.11	Integration; Binding Effect; Survival of Terms.	45
Section 13.12	Counterparts; Severability; Section References.	45
Section 13.13	Agent Roles.	45
Section 13.14	Commercial Paper.	46
Section 13.15	Characterization.	46
Section 13.16	Liquidity Agreement.	47

Exhibits and Schedules
Exhibit I	Definitions
Exhibit II	Form of Purchase Notice
Exhibit III	Places of Business of the Seller Parties; Locations of Records; Federal Employer Identification Number(s); Jurisdiction of Organization; Organizational Identification Number
Exhibit IV	Names of Collection Banks; Collection Accounts
Exhibit V	Form of Compliance Certificate
Exhibit VI	[RESERVED]
Exhibit VII	Form of Assignment Agreement
Exhibit VIII	Credit and Collection Policy
Exhibit IX	Form of Contract(s)
Exhibit X	Form of Monthly Report
Exhibit XI	Form of Mid-Month Report

Schedule A	Commitments; Purchase Limits
Schedule B	Closing Documents
Schedule 1	Fiscal Months

ANIXTER RECEIVABLES CORPORATION
SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT
This Second Amended and Restated Receivables Purchase Agreement dated as of May 31, 2011 is among ANIXTER RECEIVABLES CORPORATION, a Delaware corporation (“Seller”), ANIXTER INC., a Delaware corporation (“Anixter”), as initial Servicer (Anixter, together with Seller, the “Seller Parties” and each a “Seller Party”), CHARIOT FUNDING LLC (“Chariot”), as a conduit (a “Conduit”), the entities listed on Schedule A to this Agreement (together with any of their respective successors and assigns hereunder, the “Financial Institutions”), JPMORGAN CHASE BANK, N.A. (“JPMCB”) and SUNTRUST ROBINSON HUMPHREY, INC. (“SunTrust”), as managing agents (collectively, the “Managing Agents” and each individually, a “Managing Agent”) and JPMCB, as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the “Agent”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.
PRELIMINARY STATEMENTS
A.    Reference is made to that certain Amended and Restated Receivables Purchase Agreement dated as of October 3, 2002 by and among the parties hereto (as heretofore amended, the “Earlier Purchase Agreement”).
B.    This Agreement amends and restates the Earlier Purchase Agreement.
AMENDMENT AND RESTATEMENT
(a)     This Agreement amends and restates in its entirety the Earlier Purchase Agreement. Upon the effectiveness of this Agreement, the terms and provisions of the Earlier Purchase Agreement shall, subject to the following clauses (b) and (c), be superseded hereby.
(b)     Notwithstanding the amendment and restatement of the Earlier Purchase Agreement by this Agreement:
(i)     the Seller shall continue to be liable to the Purchasers, the Agent and the Managing Agents with respect to (A) all unpaid Yield, fees, expenses and other obligations of the Seller accrued under the Earlier Purchase Agreement prior to the effective date of this Agreement and (B) all agreements on the part of the Seller under the Earlier Purchase Agreement to indemnify the Purchasers, the Agent and the Managing Agents in connection with events or conditions arising or existing prior to the effective date of this Agreement, including, but not limited to, those events and conditions set forth in Article X thereof;
(ii)     Each Purchaser shall continue to be liable in respect of each claim of the Agent or such Purchaser’s Managing Agent against such Person arising under the Earlier Purchase Agreement prior to the effective date of this Agreement, including but not limited to, each claim arising under Section 11.6 of the Earlier Purchase Agreement; and

(iii)    The Purchasers, the Agent and the Managing Agents shall continue to be liable in respect of any claim against such Person in favor of the Seller arising under the Earlier Purchase Agreement prior to the effective date of this Agreement.
(c)     This Agreement is entered into in substitution for the Earlier Purchase Agreement and not as payment of any of the obligations of the Seller thereunder, and is in no way intended to constitute a novation of the Earlier Purchase Agreement. Nothing contained herein is intended to amend, modify or otherwise affect any obligation of, or grant of authority by, the Seller existing prior to the date hereof.
(d)     Upon the effectiveness of this Agreement, each reference to the Earlier Purchase Agreement in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Agreement unless the context otherwise requires.
(e)     Upon the effectiveness of this Agreement, the terms of this Agreement shall govern all aspects of the facility contemplated herein, including, without limitation, the eligibility of Receivables purchased under the Earlier Purchase Agreement and any settlements to be made with respect thereto.
ARTICLE I
PURCHASE ARRANGEMENTS
Section 1.1    Purchase Facility.
(a)    Upon the terms and subject to the conditions hereof, Seller may, at its option, sell and assign Purchaser Interests to the Agent, for the benefit of the Purchasers, in all of its Receivables, Related Security, Collections, and proceeds of any of the foregoing, in each case, whether now owned or hereafter arising. In accordance with the terms and conditions set forth herein, each Conduit may, at its option, instruct the related Managing Agent to purchase on its behalf through the Agent, or if any such Conduit shall decline to purchase, the applicable Managing Agent shall purchase, on behalf of the applicable Financial Institutions through the Agent, Purchaser Interests from time to time in an aggregate amount not to exceed the Purchase Limit, and for each Purchase Group, in an aggregate amount not to exceed the Group Purchase Limit for such Purchase Group, during the period from the date hereof to but not including the Facility Termination Date. Notwithstanding the foregoing, at no time shall a Purchaser Interest be purchased for a Financial Institution pursuant to this Section 1.1(a) if the Capital allocated to the Financial Institution with respect to such Purchaser Interest would exceed such Financial Institution’s Unused Back-up Commitment at such time.
(b)    Seller may, upon at least 30 days’ notice to the Agent and each Managing Agent, terminate in whole or reduce in part, ratably among the Financial Institutions based on the amount of their Back-Up Commitments, the Unused Purchase Limit; provided that each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof. Each Financial Institution’s Back-Up Commitment shall be reduced by its Pro Rata Share of each reduction in the Purchase Limit, and each Financial Institution’s Liquidity Commitment shall be reduced by its Pro Rata Share of 102% of each such reduction in the Purchase Limit.

Section 1.2    Increases. Seller shall provide each Managing Agent with at least three (3) Business Days’ prior notice in a form set forth as Exhibit II hereto of each Incremental Purchase (collectively, a “Purchase Notice”). Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested (i) Purchase Price (which shall not be less than $500,000 per Purchase Group) and (ii) the type of Discount Rate. Following receipt of a Purchase Notice, each Managing Agent will determine whether the Conduit in its Purchase Group agrees to make the purchase. Each Incremental Purchase to be made hereunder shall be made ratably among the Purchase Groups in accordance with their Group Purchase Limits. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI, each Conduit or the applicable Financial Institutions, as applicable, shall make available to the related Managing Agent at its address listed beneath its signature on its signature page to this Agreement, for deposit to such account as the Seller designates from time to time, in immediately available funds, no later than 12:00 Noon (Chicago time), an amount equal to (i) in the case of a Conduit, such Conduit’s Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests then being purchased, which amount shall not exceed such Conduit’s Pro Rata Share of the Unused Purchase Limit, or (ii) in the case of a Financial Institution, such Financial Institution’s Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests then being purchased, such amount not to exceed such Financial Institution’s Unused Back-Up Commitment. The Seller may not request more than one (1) Incremental Purchase per calendar week.
Section 1.3    Decreases. Seller shall provide each Managing Agent with at least three (3) Business Days’ prior written notice of any proposed reduction of Aggregate Capital from Collections (a “Reduction Notice”). Such Reduction Notice shall designate (i) the date (the “Proposed Reduction Date”) upon which any such reduction of Aggregate Capital shall occur, and (ii) the amount of Aggregate Capital to be reduced which shall be applied by the Managing Agents ratably to the Purchaser Interests of the Purchasers in accordance with the amount of Capital (if any) owing to such Purchaser (ratably, based on such Purchaser’s Capital Pro Rata Share) (the “Aggregate Reduction”). Only one (1) Reduction Notice shall be outstanding at any time. The Seller may not issue more than one (1) Reduction Notice per calendar week.
Section 1.4    Payment Requirements. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (Chicago time) on the day when due in immediately available funds, and if not received before 11:00 a.m. (Chicago time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Purchaser they shall be paid to the related Managing Agent, for the account of such Purchaser, at its address listed beneath its signature on its signature page to this Agreement until otherwise notified in writing by such Managing Agent. Upon notice to Seller, the Agent may debit the Facility Account for all amounts due and payable hereunder. All computations of Yield, per annum fees hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

Section 1.5    Funding Delay Option.
(a)Each Financial Institution may, prior to 1:00 p.m. (Chicago time) on the Business Day immediately following the date of the Purchase Notice, deliver to the Seller, the Servicer, the Agent and the Managing Agent for its Purchase Group a notice (a “Funding Delay Notice”) informing the Seller, Servicer, Agent and such Managing Agent that such Financial Institution (each, a “Delaying Purchaser”) has either (i) elected to delay its funding of any Incremental Purchase as requested by such Purchase Notice or (ii) elected to fund such Incremental Purchase only in an aggregate amount equal to the amount specified in such Funding Delay Notice (such amount the “Non-Delayed Funding Amount”) and to delay its funding of the Incremental Purchase in excess of the Non-Delayed Funding Amount.

(b)If any Financial Institution delivers a Funding Delay Notice with respect to any Purchase Notice by the time specified in Section 1.5(a), the Delaying Purchaser shall not be required on that Purchase Date to fund its portion of the requested Incremental Purchase exceeding the Non-Delayed Funding Amount, if applicable (but shall be required to fund Additional Purchases or make a Delayed Purchase Payment, as applicable, in accordance with Sections 1.5(e), as applicable.

(c)If a Funding Delay Notice has been delivered in accordance with Section 1.5(a), Seller shall send the Agent a notice specifying whether the Seller elects that it requires the Purchasers other than the Delaying Purchasers (each, a “Non-Delaying Purchaser”) to make Additional Purchases equal to the Delaying Purchaser’s Purchase Group’s Pro Rata Share of the Incremental Purchase (less the Non-Delayed Funding Amount, if applicable). If the Seller provides notice of such election prior to 4:00 p.m. (Eastern Standard Time) on the Business Day prior to the Purchase Date, then, in addition to the Incremental Purchases required to be made by the Non-Delaying Purchasers with respect to their Pro Rata Shares of the requested Incremental Purchase, the Non-Delaying Committed Purchasers severally agree, ratably according to their Pro Rata Shares, on the applicable Purchase Date, to fund their respective Pro Rata Shares of the Incremental Purchase in an aggregate amount equal to the Delaying Purchaser’s Pro Rata Share of the requested Purchase (less the Non-Delayed Funding Amount, if applicable) or, if less, the greatest amount that would not cause the aggregate outstanding principal amount of the Purchaser Interests of the Non-Delaying Purchaser to exceed the Group Purchase Limit for the related Purchase Group (the aggregate amount funded by the Non-Delaying Purchasers in respect of any Delaying Purchaser being the “Additional Funding Amount” for such Delaying Purchaser and the amount thereof funded by each Non-Delaying Purchaser being its “AFA Amount”).

(d)If any Financial Institution is a Delaying Purchaser with respect to an Incremental Purchase and, on the related Purchase Date, any Non-Delaying Purchaser(s) fund an AFA Amount, then, on the date which is 35 days after the applicable Purchase Date, if the conditions precedent to any Incremental Purchase (save for delivery of a Purchase Notice) are satisfied on that date and the related Additional Funding Amount has not been prepaid in accordance with Section 1.5(f), the Delaying Purchaser shall purchase from each such Non-Delaying Purchaser, and each such Non-Delaying Purchaser shall sell to the Delaying Purchaser the Purchaser Interest allocable to such AFA Amount, and the Delaying Purchaser shall pay to the account of each such Non-

Delaying Purchaser by wire transfer of immediately available funds to the account of the Managing Agent for such Non-Delaying Purchaser (for the benefit of such Non-Delaying Purchaser) in an amount equal to the respective AFA Amount (an “Additional Funding Amount Purchase Price”).

(e)If any Purchaser delivers a Funding Delay Notice with respect to a Purchase Request and (i) the Seller does not make the specification described in the first sentence of Section 1.5(c) or (ii) no Additional Funding Amounts are made by any Non-Delaying Purchaser, on the date which is 35 days after the applicable Purchase Date, if the conditions precedent to any Purchase (save for delivery of a Purchase Notice) are satisfied on that date, the Delaying Purchaser shall pay to the Seller an amount equal to its Purchase Group Share of the Purchase Amount requested in the relevant Purchase Notice (less the amount of any Additional Funding Amount to be purchased under Section 1.5(d) (the “Delayed Purchase Price”). For the avoidance of doubt, a Delayed Purchase Price is a Purchaser Interest for purposes of this Agreement.

(f)If an Aggregate Reduction is made pursuant to Section 1.3 when any Additional Funding Amounts are outstanding but prior to the purchase of such Additional Funding Amounts by the relevant Delaying Purchaser, such Aggregate Reduction shall first be applied to reduce such Additional Funding Amounts, ratably in accordance with each Non-Delaying Purchaser’s ratable share of such Additional Funding Amounts. Any Aggregate Reduction shall only be applied in accordance with this Section 1.5(f) up to the aggregate outstanding amount of such Additional Funding Amounts.
ARITCLE II
PAYMENTS AND COLLECTIONS
Section 2.1    Payments. Notwithstanding any limitation on recourse contained in this Agreement, Seller shall immediately pay to each Managing Agent when due, for the account of the related Purchaser or Purchasers on a full recourse basis, (i) such fees as set forth in the Fee Letter (which fees shall be sufficient to pay all fees owing to the Financial Institutions), (ii) all amounts payable as Yield, (iii) all amounts payable as Deemed Collections (which shall be immediately due and payable by Seller and applied to reduce outstanding Aggregate Capital hereunder in accordance with Sections 2.2 and 2.3 hereof), (iv) all amounts payable pursuant to Section 2.6, (v) all amounts payable pursuant to Article X, if any, (vi) all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables, (vii) all Broken Funding Costs and (viii) all Default Fees (collectively, the “Obligations”). If any Person fails to pay any of the Obligations when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or the Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time any Seller Party receives any Collections or is deemed to receive any Collections, such Seller Party shall immediately pay such Collections or Deemed Collections to the Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by such Seller Party for the exclusive benefit of the Purchasers, the Managing Agents and the Agent.

Section 2.2    Collections Prior to Amortization. Prior to the Amortization Date, any Collections and/or Deemed Collections received by the Servicer shall be set aside and held in trust by the Servicer for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment or an Aggregate Reduction as provided in this Section 2.2. If at any time any Collections are received by the Servicer prior to the Amortization Date, (i) the Servicer shall set aside the Termination Percentage (as hereinafter defined) of Collections evidenced by the Purchaser Interests of each Terminating Financial Institution and (ii) Seller hereby requests and the Purchasers (other than any Terminating Financial Institutions) hereby agree to make, simultaneously with such receipt, a reinvestment of funds (each a “Reinvestment”) with a portion of the balance of each and every Collection received by the Servicer or Deemed Collection that is part of any Purchaser Interest (other than any Purchaser Interests of Terminating Financial Institutions), such that after giving effect to such Reinvestment, the amount of Aggregate Capital immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Aggregate Capital immediately prior to such receipt. On each Settlement Date prior to the occurrence of the Amortization Date, the Servicer shall remit to the Managing Agents’ respective accounts in accordance with the applicable Group Pro Rata Share of its Purchase Group, the amounts set aside during the preceding Accrual Period that have not been subject to a Reinvestment and apply such amounts (if not previously paid in accordance with Section 2.1) first, to reduce unpaid Obligations and second, to reduce the Capital of all Purchaser Interests of Terminating Financial Institutions, applied ratably to each such Terminating Financial Institution according to its respective Termination Percentage. If such Terminating Financial Institution’s Capital and other Obligations shall be reduced to zero, any additional Collections received by the Servicer shall (i) if applicable, be remitted to the Managing Agents’ respective accounts in accordance with the applicable Pro Rata Shares of the related Purchasers no later than 11:00 a.m. (Chicago time) to the extent required to fund any Aggregate Reduction on such Settlement Date and (ii) thereafter, be remitted from the Servicer to Seller on such Settlement Date. Each Terminating Financial Institution shall be allocated a ratable portion of Collections from the date on which it became a Terminating Financial Institution (the “Termination Date”) until such Terminating Financing Institution’s Capital shall be paid in full. This ratable portion shall be calculated on the Termination Date of each Terminating Financial Institution as a percentage equal to (i) Capital of such Terminating Financial Institution outstanding on its Termination Date, divided by (ii) the Aggregate Capital outstanding on such Termination Date (the “Termination Percentage”). Each Terminating Financial Institution’s Termination Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating Financial Institution’s Capital shall be reduced ratably with all Financial Institutions in accordance with Section 2.3.
Section 2.3    Collections Following Amortization. On the Amortization Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the holder of each Purchaser Interest, all Collections received on such day and an additional amount of funds of the Seller for the payment of any accrued and unpaid Aggregate Capital and other accrued and unpaid Obligations owed by Seller and not previously paid by Seller in accordance with Section 2.1. On and after the Amortization Date, the Servicer shall, at any time upon the request from time to time by (or pursuant to standing instructions from) the Agent (i) remit to the Managing Agents’ respective accounts established for the benefit of the related Purchasers, in accordance with the applicable Capital Pro

Rata Shares, the amounts set aside pursuant to the preceding sentence, and (ii) apply such amounts to reduce the Aggregate Capital and any other Aggregate Unpaids.
Section 2.4    Application of Collections. If there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts pursuant to Section 2.2 or 2.3 (as applicable), the Servicer shall distribute funds:
(i)    first, to the payment of the Servicer’s reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee, if Seller or one of its Affiliates is not then acting as the Servicer,
(ii)    second, to the reimbursement of the reasonable costs of collection and enforcement of this Agreement incurred by the Agent or any Managing Agent,
(iii)    third, ratably to the payment of all accrued and unpaid fees under the Fee Letter and Yield,
(iv)    fourth, (if applicable) to the ratable reduction of the Aggregate Capital (without regard to any Termination Percentage),
(v)    fifth, for the ratable payment of all other unpaid Obligations, provided that to the extent such Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when Seller or one of its Affiliates is acting as the Servicer, such costs and expenses will not be paid until after the payment in full of all other Obligations, and
(vi)    sixth, after the Aggregate Unpaids have been indefeasibly reduced to zero, to Seller.
Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth in this Section 2.4 above, shall be shared ratably (within each priority) among the Agent, the Managing Agents and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.
Section 2.5    Payment Recission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Agent (for application to the Person or Persons who suffered such recission, return or refund) the full amount thereof, plus the Default Fee from the date of any such recission, return or refunding.
Section 2.6    Maximum Purchaser Interests. Seller shall ensure that the Purchaser Interests of the Purchasers shall at no time exceed in the aggregate 100%. If the aggregate of the Purchaser Interests of the Purchasers exceeds 100%, Seller shall pay to the Managing Agent of each Purchase

Group within one (1) Business Day of Seller’s knowledge thereof, such Purchase Group’s Group Pro Rata Share of an amount to be applied to reduce the Aggregate Capital, such that after giving effect to such payment the aggregate of the Purchaser Interests equals or is less than 100%.
Section 2.7    Clean Up Call. In addition to Seller’s rights pursuant to Section 1.3, Seller shall have the right (after providing three (3) Business Days’ written notice to each Managing Agent), at any time, to repurchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser, any Managing Agent or the Agent.
ARITCLE III
CONDUIT FUNDING
Section 3.1    Yield. Seller shall pay Yield at the applicable Discount Rate with respect to the Capital associated with each Purchaser Interest of each Conduit for each day that any Capital in respect of such Purchaser Interest is outstanding.
Section 3.2    Yield Payments. On each Monthly Settlement Date, Seller shall pay to each Managing Agent (for the benefit of each Conduit in its Purchase Group) an aggregate amount equal to all accrued and unpaid Yield in respect of the Capital associated with all Purchaser Interests of such Conduit for the immediately preceding Accrual Period in accordance with Article II.
Section 3.3    Calculation of Yield. On or before the third Business Day immediately preceding each Monthly Settlement Date, each Conduit shall calculate the aggregate amount of Yield in respect of the Capital associated with all Purchaser Interests of such Conduit for the immediately preceding Accrual Period and shall notify Seller of such aggregate amount. If any Conduit notifies its related Managing Agent that (i) it has determined that funding or maintaining its Purchaser Interest at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or (ii) deposits of a type and maturity appropriate to match fund its Purchaser Interests at such LIBO Rate are not available, or (iii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at such LIBO Rate, then such Managing Agent shall notify the Agent and shall suspend the availability of such LIBO Rate and until such Conduit notifies its related Managing Agent that such conditions cease to apply, Yield shall accrue at the Base Rate.
ARTICLE IV
FINANCIAL INSTITUTION FUNDING
Section 4.1    Financial Institution Funding. Each Purchaser Interest of the Financial Institutions shall accrue Yield for each day at either the LIBO Rate or the Base Rate in accordance with the terms and conditions hereof.
Section 4.2    Yield Payments. On each Monthly Settlement Date, Seller shall pay to each Managing Agent (for the benefit of each Financial Institution in its Purchase Group) an aggregate amount equal to all accrued and unpaid Yield in respect of the Capital associated with all Purchaser

Interests of such Financial Institution for the immediately preceding Accrual Period in accordance with Article II.
Section 4.3    Calculation of Yield. On or before the third Business Day immediately preceding each Monthly Settlement Date, each Conduit shall calculate the aggregate amount of Yield in respect of the Capital associated with all Purchaser Interests of such Conduit for the immediately preceding Accrual Period and shall notify Seller of such aggregate amount.
Section 4.4    [RESERVED].
Section 4.5    Suspension of the LIBO Rate.
(a)    If any Financial Institution notifies its related Managing Agent that (i) it has determined that funding or maintaining its Purchaser Interest at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or (ii) deposits of a type and maturity appropriate to match fund its Purchaser Interests at such LIBO Rate are not available, or (iii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at such LIBO Rate, then such Managing Agent shall notify the Agent and shall suspend the availability of such LIBO Rate and until such Financial Institution notifies its related Managing Agent that such conditions cease to apply, Yield shall accrue at the Base Rate.
(b)    If less than all of the Financial Institutions give a notice to the Managing Agents pursuant to Section 4.5(a), each Financial Institution which gave such a notice shall be obligated, at the request of Seller or such Financial Institution’s Managing Agent (on behalf of the related Conduit or Conduits), to assign all of its rights and obligations hereunder to (i) another Financial Institution or (ii) another funding entity nominated by Seller that is acceptable to the related Conduit or Conduits and willing to participate in this Agreement and the related Liquidity Agreement through the Liquidity Termination Date in the place of such notifying Financial Institution; provided that (x) the notifying Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such notifying Financial Institution’s Capital Pro Rata Share of the Capital and Yield owing to all of the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Capital Pro Rata Share of the Purchaser Interests of the Financial Institutions, and (y) the replacement Financial Institution otherwise satisfies the requirements of Section 12.1(b).
ARTICLE V
REPRESENTATIONS AND WARRANTIES
Section 5.1    Representations and Warranties of The Seller Parties. Each Seller Party hereby represents and warrants to the Agent, the Managing Agents and the Purchasers, as to itself, as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:
(a)    Corporate Existence and Power. Such Seller Party is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is a

“registered organization” as defined in the UCC in effect in such jurisdiction and is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.
(b)    Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Seller, Seller’s use of the proceeds of purchases made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.
(c)    No Conflict. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate of incorporation or by‑laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder), except, in any case, where such contravention or violation could not be reasonably expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.
(d)    Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.
(e)    Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Seller Party’s knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Anixter is not in default with respect to any order of any court, arbitrator or governmental body, which defaults, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Seller is not in default with respect to any order of any court, arbitrator or governmental body.
(f)    Binding Effect. This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g)    Accuracy of Information. All information heretofore furnished by such Seller Party or any of its Affiliates to the Agent, the Managing Agents or the Purchasers for purposes of or in connection with this Agreement, any Report, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller Party or any of its Affiliates to the Agent, the Managing Agents or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.
(h)    Use of Proceeds. No proceeds of any purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.
(i)    Good Title. Immediately prior to each purchase hereunder, Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s ownership interest in each Receivable, its Collections and the Related Security.
(j)    Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Agent for the benefit of the Purchasers (and the Agent for the benefit of the Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent’s (on behalf of the Purchasers) ownership or security interest in the Receivables, the Related Security and the Collections.
(k)    Places of Business and Locations of Records. The principal places of business and chief executive office of such Seller Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 13.4(a) has been taken and completed. Each Seller Party’s state of organization, organizational identification number (if any) and Federal Employer Identification Number are correctly set forth on Exhibit III.
(l)    Collections. The conditions and requirements set forth in Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Seller at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV. Seller has not granted any Person, other than the Agent as contemplated by this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.
(m)    Material Adverse Effect. (i) The initial Servicer represents and warrants that since December 31, 2010, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries, taken as a whole, or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) Seller represents and warrants that since December 31, 2010, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Seller, (B) the ability of Seller to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.
(n)    Names. In the past five (5) years, Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.
(o)    Ownership of Seller. Anixter owns, directly or indirectly, 100% of the issued and outstanding capital stock of Seller, free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Seller.
(p)    Not an Investment Company. Such Seller Party is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute. The Seller can rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in section 3(c)(1) and 3(c)(7) of the Investment Company Act of 1940, as amended.
(q)    Compliance with Law. Such Seller Party has complied in all material respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.
(r)    Compliance with Credit and Collection Policy. Such Seller Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, except such material change as to which the Agent has been notified in accordance with Section 7.1(a)(vii).
(s)    Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(t)    Eligible Receivables. (i) As of the date of this Agreement, each Receivable included in the Net Receivables Balance under the Earlier Agreement is an “Eligible Receivable” as defined hereunder as of the date of this Agreement. (ii) Each Receivable included in the Net Receivables Balance as an Eligible Receivable on the date of its purchase under the Receivables Sale Agreement was an Eligible Receivable on such purchase date, and, as of the date of each Report and any other report delivered pursuant to Section 8.5, each Receivable included in the Net Receivables Balance on each such Report or other report was an Eligible Receivable.
(u)    Net Receivables Balance. Seller has determined that, immediately after giving effect to each Incremental Purchase hereunder, the Net Receivables Balance is at least equal to the sum of (i) the Aggregate Capital, plus (ii) the Aggregate Reserves.
(v)    Accounting. The manner in which each Seller Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize true sale analysis.
(w)    Remittances of Collections. Each remittance of Collections by the Seller to any Purchaser, any Managing Agent or the Agent (each, a “Transferee”) under this Agreement will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and such Transferee and (ii) made in the ordinary course of business or financial affairs of the Seller and such Transferee.
(x)    Anti-Corruption Laws and Sanctions. Each of the Seller Parties and Originators has implemented and maintains in effect policies and procedures designed to ensure compliance by the Seller Parties and Originators and their respective Subsidiaries, directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and each of the Seller Parties and Originators, their respective Subsidiaries and their respective officers and employees and to the knowledge of such Seller Party or Originator, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Seller Parties or Originators, any Subsidiary or to the knowledge of the applicable Seller Party or Originator any of their respective directors, officers or employees, or (b) to the knowledge of the applicable Seller Party or Originator, any agent of such Seller Party or Originator, or any Subsidiary that will act in any capacity in connection with or benefit from the facility established hereby, is a Sanctioned Person. No Purchase, use of proceeds or other transaction contemplated by this Agreement or any other Transaction Document will violate Anti-Corruption Laws or applicable Sanctions.

ARTICLE VI
CONDITIONS OF PURCHASES
Section 6.1    Conditions Precedent to Initial Incremental Purchase. (a) The effectiveness of this Agreement and the initial Incremental Purchase under this Agreement are subject to the conditions precedent that (i) the Agent and each Managing Agent shall have received on or before the Closing Date those documents listed on Schedule B and (b) the Agent and each Managing Agent shall have received all fees and expenses required to be paid on or prior to the Closing Date pursuant to the terms of this Agreement and the Fee Letters.
Section 6.2    Conditions Precedent to All Purchases and Reinvestments. Each Incremental Purchase of a Purchaser Interest and each Reinvestment shall be subject to the further conditions precedent that (a) in the case of each such Incremental Purchase or Reinvestment, the Servicer shall have delivered to the Managing Agents on or prior to the date of such Incremental Purchase or Reinvestment, in form and substance satisfactory to the Managing Agents, (i) all Reports and other reports as and when due under Section 8.5 and (ii) upon the Agent’s or any Managing Agent’s request, the Servicer shall have delivered to the Managing Agents at least three (3) Business Days prior to any Incremental Purchase or Reinvestment an interim report the form of a Monthly Report showing the amount of Eligible Receivables; (b) the Facility Termination Date shall not have occurred; (c) the Agent and each Managing Agent shall have received such other approvals, opinions or documents as it may reasonably request; and (d) on the date of each such Incremental Purchase or Reinvestment, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by Seller that such statements are then true):
(i)    the representations and warranties set forth in Section 5.1 are true and correct on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such date;
(ii)    no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that would constitute a Potential Amortization Event; and
(iii)    the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%.
It is expressly understood that each Reinvestment shall, unless otherwise directed by any Managing Agent or any Purchaser, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Agent, which right may be exercised at any time on demand of the Agent (with the consent or at the direction of the Required Financial Institutions), to rescind the related purchase and direct Seller to pay to the Agent for the benefit of the Purchasers an amount equal to the Collections prior to the Amortization Date that shall have been applied to the affected Reinvestment.
ARTICLE VII
COVENANTS

Section 7.1    Affirmative Covenants of The Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:
(a)    Financial Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agent and each Managing Agent:
(i)    Annual Reporting. Within 90 days after the close of each of its respective fiscal years, audited financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for Anixter and its consolidated Subsidiaries for such fiscal year certified in a manner acceptable to each Managing Agent by Ernst & Young or other independent public accountants of recognized national standing.
(ii)    Quarterly Reporting. Within 45 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, balance sheets of Anixter and its consolidated Subsidiaries as at the close of each such period and statements of income and retained earnings and a statement of cash flows for Anixter and its consolidated Subsidiaries for the period from the beginning of such fiscal year to the end of such quarter, all certified by its respective chief financial officer or treasurer.
(iii)    Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by such Seller Party’s Authorized Officer on behalf of such Seller Party and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.
(iv)    Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of such Seller Party copies of all financial statements, reports and proxy statements so furnished.
(v)    S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Anixter or any of its Subsidiaries files with the Securities and Exchange Commission.
(vi)    Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent, any Managing Agent or any Purchaser, copies of the same.
(vii)    Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the consent of the Managing Agents to such proposed change or amendment; provided that if such change or amendment was required pursuant to any change in any applicable law, rule or regulation, such Seller Party shall only be required to give notice of such change or amendment and shall not be required to request the consent of the Managing Agents.
(viii)    Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party as either Managing Agent may from time to time reasonably request in order to protect the interests of the Agent, the Managing Agents and the Purchasers under or as contemplated by this Agreement.
(ix)    Fiscal Months. No less frequently than annually, an updated list of fiscal months.
(b)    Notices. Such Seller Party will notify each Managing Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:
(i)    Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of such Seller Party.
(ii)    Judgment and Proceedings. (A) (1) The entry of any judgment or decree against the Servicer or any of its respective Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Servicer and its Subsidiaries exceeds $25,000,000 and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against the Servicer which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or which seeks to enjoin performance of or otherwise relates to the Transaction Documents; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Seller.
(iii)    Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.
(iv)    Termination Date. The occurrence of the “Amortization Date” under and as defined in the Receivables Sale Agreement.
(v)    Defaults Under Other Agreements. (A) The occurrence of a default or an event of default under any other financing arrangement pursuant to which Seller is a debtor or an obligor and (B) the occurrence of any default or event of default under any other financing arrangement or arrangements governing Indebtedness, individually or in the aggregate, in a principal amount greater than or equal to $50,000,000 pursuant to which Servicer is a debtor or obligor.

(vi)    Downgrade of Anixter. Any downgrade in the rating of any Indebtedness of Anixter by S&P or by Moody’s, setting forth the Indebtedness affected and the nature of such change.
(vii)    Appointment of Independent Director. The decision to appoint a new director of Seller as the “Independent Director” for purposes of this Agreement, such notice to be issued not less than ten (10) days prior to the effective date of such appointment and to certify that the designated Person satisfies the criteria set forth in the definition herein of “Independent Director.
(c)    Compliance with Laws and Preservation of Corporate Existence. Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Seller Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to preserve and maintain or qualify could not reasonably be expected to have a Material Adverse Effect. Such Seller Party will maintain in effect and enforce policies and procedures designed to ensure compliance by such Seller Party, each Originator and each of its respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
(d)    Audits. Such Seller Party will furnish to each Managing Agent from time to time such information with respect to it and the Receivables as either Managing Agent may reasonably request. Such Seller Party will, from time to time during regular business hours as requested by either Managing Agent upon reasonable notice and at the sole cost of such Seller Party (except as provided below), permit each Managing Agent, or its respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Receivables and the Related Security or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Contracts and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters. So long as no Potential Amortization Event or Amortization Event exists, the visits under this Section 7.1(d) that are at the sole cost of the applicable Seller Party shall be limited to once per calendar year.
(e)    Keeping and Marking of Records and Books.
(i)    The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will give each Managing Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.
(ii)    Such Seller Party will (A) on or prior to the date hereof, cause all Receivable reports relating to the Purchaser Interests to bear a legend, acceptable to each Managing Agent, describing the Purchaser Interests and (B) from and after the occurrence of an Amortization Event (x) mark each Contract with a legend describing the Purchaser Interests and (y) deliver to the Agent all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.
(f)    Compliance with Contracts and Credit and Collection Policy. Such Seller Party will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.
(g)    Performance and Enforcement of the Receivables Sale Agreement. Seller will, and will require Anixter to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Seller under the Receivables Sale Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent, the Managing Agents and the Purchasers as assignees of Seller) under the Receivables Sale Agreement and each Transfer Agreement as either Managing Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement or any Transfer Agreement.
(h)    Ownership. Seller will (or will cause the applicable Originator to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased by Anixter under each Transfer Agreement and by Seller under the Receivables Sale Agreement irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Seller therein as either Managing Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent for the benefit of the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent’s (for the benefit of the Purchasers) interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Purchasers as either Managing Agent may reasonably request).
(i)    Purchasers’ Reliance. Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon Seller’s identity as a legal entity that is separate from each Originator. Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps, including, without limitation, all steps that either Managing Agent or any Purchaser may from time to time reasonably request, to maintain Seller’s identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of each Originator and any Affiliates thereof and not just a division of any Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will:
(A)    conduct its own business in its own name and require that all full‑time employees of Seller, if any, identify themselves as such and not as employees of any Originator (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller’s employees);
(B)    compensate all employees, consultants and agents directly, from Seller’s own funds, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of any Originator or any Affiliate thereof, allocate the compensation of such employee, consultant or agent between Seller and such Originator or such Affiliate, as applicable, on a basis that reflects the services rendered to Seller and such Originator or such Affiliate, as applicable;
(C)    clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of any Originator, Seller shall lease such office at a fair market rent;
(D)    have a separate telephone number, which will be answered only in its name and separate stationery, invoices and checks in its own name;
(E)    conduct all transactions with each Originator (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm’s‑length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and such Originator on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;
(F)    at all times have a Board of Directors consisting of three members, at least one member of which is an Independent Director;

(G)    observe all corporate formalities as a distinct entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);
(H)    maintain Seller’s books and records separate from those of each Originator and any Affiliate thereof and otherwise readily identifiable as its own assets rather than assets of such Originator and any Affiliate thereof;
(I)    prepare its financial statements separately from those of each Originator and insure that any consolidated financial statements of Anixter or any Affiliate thereof that include Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller;
(J)    except as herein specifically otherwise provided or in connection with collections in respect of Excluded Receivables, which Collections the Servicer has indicated are readily identifiable, maintain the funds or other assets of Seller separate from, and not commingled with, those of any Originator or any Affiliate thereof and only maintain bank accounts or other depository accounts to which Seller alone is the account party, into which Seller alone makes deposits and from which Seller alone (or the Agent or Managing Agents hereunder) has the power to make withdrawals;
(K)    pay all of Seller’s operating expenses from Seller’s own assets (except for certain payments by any Originator or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));
(L)    operate its business and activities such that it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to Originators thereunder for the purchase of Receivables from the Originators under the Receivables Sale Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;
(M)    maintain its corporate charter in conformity with this Agreement, such that (1) it does not amend, restate, supplement or otherwise modify its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement; and (2) its corporate charter, at all times that this Agreement is in effect, provides for not less than ten (10) days’ prior written notice to the Agent of the replacement or appointment of any director that is to serve as an Independent Director for purposes of this Agreement and the condition precedent to giving effect to such replacement or appointment that Seller certify that the designated Person satisfied the criteria set forth in the definition herein of “Independent Director” and the Agent’s written acknowledgement that in its reasonable judgment the designated Person satisfies the criteria set forth in the definition herein of “Independent Director;
(N)    maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement, or give any consent, waiver, directive or approval thereunder (including, without limitation, any consent, waiver, directive or approval in connection with any Transfer Agreement) or waive any default, action, omission or breach under the Receivables Sale Agreement or any Transfer Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of each Managing Agent;
(O)    maintain its corporate separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary.
(P)    maintain at all times the Required Capital Amount (as defined in the Receivables Sale Agreement) and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained; and
(Q)    take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinions issued by Schiff Hardin LLP (f/k/a Schiff Hardin & Waite), as counsel for Seller, in connection with the closing hereunder and under the Earlier Purchase Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinions, remain true and correct in all material respects at all times, it being acknowledged that the assumption set forth in the ninth paragraph of Section 1 of the opinion dated October 3, 2002 to the extent it indicated that the Seller would not be consolidated with Anixter for financial reporting purposes, is no longer true.
(j)    Collections. Such Seller Party will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to Seller or any Affiliate of Seller, Seller will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent, the Managing Agents and the Purchasers. Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement and the applicable Collection Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Agent as contemplated by this Agreement (the parties hereto acknowledge that Receivables of the Seller are paid into Lock-Boxes to which certain Excluded Receivables of Anixter are paid). The Seller Parties shall instruct the Obligors with the customer prefixes SIE and SG. to pay all amounts due with respect to their Receivables to an account which is not a Lock-Box or Collection Account.
(k)    Taxes. Such Seller Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing; provided, however, that no Seller Party shall be required to pay any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, unless the failure to make any such payment (1) in the case of either Seller Party, shall give rise to an immediate right to foreclosure on an Adverse Claim securing such amounts, (2) in the case of the Seller, shall result in the attachment of an Adverse Claim securing such amounts, or (3) could reasonably be expected to have a Material Adverse Effect. Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of any Purchaser, Managing Agent or the Agent.
(l)    Insurance. Seller will maintain in effect, or cause to be maintained in effect, at Seller’s own expense, such casualty and liability insurance as Seller shall deem appropriate in its good faith business judgment. Seller will pay or cause to be paid, the premiums therefor and deliver to each Managing Agent evidence satisfactory to such Managing Agent of such insurance coverage. Copies of each policy shall be furnished to each Managing Agent in certificated form upon such Managing Agent’s request. The foregoing requirements shall not be construed to negate, reduce or modify, and are in addition to, Seller’s obligations hereunder.

(m)    Payment to Originators. With respect to any Receivable purchased by Seller from Anixter, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to Anixter in respect of the purchase price for such Receivable. With respect to any Receivable purchased by Anixter from any Originator, such sale shall be effected under, and in strict compliance with the terms of, the applicable Transfer Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to the applicable Originator in respect of the purchase price for such Receivable.
Section 7.2    Negative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, that:
(a)    Name Change, Offices and Records. Such Seller Party will not change its name, identity, state of incorporation, corporate structure or organizational number, if any, or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given each Managing Agent at least forty-five (45) days’ prior written notice thereof and (ii) delivered to each Managing Agent all financing statements, instruments and other documents requested by such Managing Agent in connection with such change or relocation.
(b)    Change in Payment Instructions to Obligors. Except as may be required by the Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Agent and each Managing Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.
(c)    Modifications to Contracts and Credit and Collection Policy. Such Seller Party will not make any change to the Credit and Collection Policy that could reasonably be expected to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, unless required to do so by a change in any applicable law, rule or regulation. Except as provided in Section 8.2(d), the Servicer will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.
(d)    Sales, Liens. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Agent and the Purchasers provided for herein), and Seller will defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or any Originator. Seller will not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory, the sale or lease of which would give rise to a Receivable.
(e)    Net Receivables Balance. At no time prior to the Amortization Date shall Seller permit the Net Receivables Balance to be less than an amount equal to the sum of (i) the Aggregate Capital plus (ii) the Aggregate Reserves.
(f)    Amortization Date Determination. Seller will not designate the “Amortization Date” (as defined in the Receivables Sale Agreement), or send any written notice to Anixter in respect thereof, without the prior written consent of each Managing Agent, except with respect to the occurrence of such Amortization Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement. Seller will not, and will not permit Anixter to, designate the “Amortization Date” (as defined in each Transfer Agreement), or send any written notice to any Originator in respect thereof, without the prior written consent of each Managing Agent, except with respect to the occurrence of such Amortization Date arising pursuant to Section 5.1(d) of such Transfer Agreement.
(g)    Applicable Laws. Seller will not request any Incremental Purchase, and none of the Seller Parties or any Originator shall use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the direct or indirect proceeds of any Purchase (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
ARTICLE VIII
ADMINISTRATION AND COLLECTION
Section 8.1    Designation of Servicer.
(a)    The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section 8.1. Anixter is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. Anixter shall not resign as the Servicer without the prior written consent of each Managing Agent. The Managing Agent may at any time designate as Servicer any Person to succeed Anixter or any Successor Servicer. It is understood and agreed that, solely with respect to the Accu-Tech Receivables, Accu-Tech is hereby designated as sub-servicer and will perform all of the duties and obligations of the Servicer with respect to the Accu-Tech Receivables.
(b)    Without the prior written consent of the Managing Agents, Anixter shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) Seller, (ii) Accu-Tech with respect to the Accu-Tech Receivables and (iii) with respect to certain

Charged-Off Receivables, outside collection agencies in accordance with its customary practices. Neither the Seller nor Accu-Tech shall be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by Anixter. If at any time the Managing Agents shall designate as Servicer any Person other than Anixter, all duties and responsibilities theretofore delegated by Anixter to Seller may, at the discretion of the Managing Agents, be terminated forthwith on notice given by the Agent to Anixter and to Seller.
(c)    Notwithstanding the foregoing subsection (b), if Anixter shall have delegated its duties and responsibilities as Servicer to any Person, (i) Anixter shall be and remain primarily liable to the Agent, the Managing Agents and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer (other than any Servicer appointed by the Managing Agents without Anixter’s consent) hereunder, (ii) the Agent, the Managing Agents and the Purchasers shall be entitled to deal exclusively with Anixter in matters relating to the discharge by the Servicer (other than any Servicer appointed by the Managing Agents without Anixter’s consent) of its duties and responsibilities hereunder and (iii) none of the Agent, the Managing Agents or the Purchasers shall be required to give notice, demand or other communication to any Person other than Anixter in order for communication to the Servicer (other than any Servicer appointed by the Managing Agents without Anixter’s consent) and its sub-servicer or other delegate with respect thereto to be accomplished. Anixter, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.
Section 8.2    Duties of Servicer.
(a)    The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.
(b)    The Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account. The Servicer shall effect a Collection Account Agreement in form and substance reasonably satisfactory to the Agent with each bank maintaining a Collection Account at any time. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Agent and, at all times thereafter, Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.
(c)    The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside and hold in trust for the account of Seller and the Purchasers their respective shares of the Collections in accordance with

Article II. The Servicer shall, upon the request of the Agent, in its discretion or at the direction of the Required Financial Institutions, segregate, in a manner acceptable to the Agent and the Required Financial Institutions, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.
(d)    The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Charged-Off Receivable or limit the rights of the Agent, the Managing Agents or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, at any time that an Amortization Event is continuing, the Agent, in its discretion or at the direction of the Required Financial Institutions, shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.
(e)    The Servicer shall hold for Seller and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Agent, in its discretion or at the direction of the Required Financial Institutions, at any time following an Amortization Event or a Potential Amortization Event, deliver or make available to the Agent all such Records, at a place selected by the Agent, with the consent or at the direction of the Required Financial Institutions. The Servicer shall, from time to time at the request of any Managing Agent, furnish to such Managing Agent (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.
Section 8.3    Collection Notices. Upon the occurrence of and during the continuation of an Amortization Event or Potential Amortization Event, the Agent is authorized at any time to date and to deliver to the Collection Banks the Collection Notices, and shall deliver such Collection Notices if directed to do so by the Required Financial Institutions. Seller hereby transfers to the Agent for the benefit of the Purchasers, effective when the Agent delivers such notice, the exclusive ownership and control of each Lock-Box and the Collection Accounts. In case any authorized signatory of Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled to, following the delivery of the Collection Notice (i) endorse Seller’s name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than Seller.

Section 8.4    Responsibilities of Seller. Anything herein to the contrary notwithstanding, the exercise by the Agent, the Managing Agents and the Purchasers of their rights hereunder shall not release the Servicer, any Originator or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. None of the Agent, the Managing Agents or the Purchasers shall have any obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.
Section 8.5    Reports. The Servicer shall prepare and forward to each Managing Agent:
(a)    on each Determination Date, a Monthly Report;
(b)    if (x) Rating Level II is in effect or (y) Rating Level I is in effect and the Servicer has notified the Managing Agents that it will deliver Reports as if Rating Level II were in effect, on the last Business Day of each calendar month, a Mid-Month Report containing information relating to the period from the first day of the related fiscal month to and including the Friday closest to the fifteenth day of such calendar month;
(c)    if Rating Level III is in effect, on the Tuesday of each week (or, if such day is not a Business Day, the next succeeding Business Day), a Weekly Report containing information relating to the Weekly Period then most recently ended;
(d)    if Rating Level IV is in effect, on each Business Day, a Daily Report containing information relating to the period since the last delivery of any Report hereunder;
(e)    at such times as either Managing Agent shall reasonably request, a report in the form of a Monthly Report updating the information contained in the most recent Monthly Report; and
(f)    at such times as either Managing Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables.
Section 8.6    Servicing Fees. In consideration of Anixter’s agreement to act as Servicer hereunder, the Purchasers hereby agree that, so long as Anixter shall continue to perform as Servicer hereunder, Seller shall pay over to Anixter a fee (the “Servicing Fee”) on the first calendar day of each month, in arrears for the immediately preceding month, equal to 0.37% times the Outstanding Balance of all Receivables generated during such immediately preceding calendar month, as compensation for its servicing activities.
ARTICLE IX
AMORTIZATION EVENTS
Section 9.1    Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:
(a)    Any Seller Party shall fail (i) to make any payment or deposit required hereunder when due, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a) and Section 9.1(e)) and such failure shall continue for three (3) consecutive Business Days.

(b)    Any representation, warranty, certification or statement made by any Seller Party in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made; provided, however, that (i) any breach of the representations and warranties set forth in Sections 5.1(i), (s) or (t) shall not constitute an Amortization Event unless such breach or breaches apply in the aggregate to a material portion of the Receivables and (ii) any breach of the representations and warranties set forth in Section 7.1(j) with respect to account number 3750186815 maintained at Bank of America, N.A. shall not constitute an Amortization Event unless such breach occurs after the date that is sixty (60) days after May 31, 2012.
(c)    Failure of Seller to pay any Indebtedness when due or the failure of any other Seller Party to pay when due any Indebtedness having an outstanding principal balance in excess of $50,000,000; or the default by any Seller Party in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of any Seller Party shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.
(d)    (i) Any Seller Party or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any Seller Party or any of its Significant Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, provided that in the event any such proceedings shall have been instituted against such Seller Party or Significant Subsidiary, such proceedings shall have continued undismissed or unstayed and in effect for a period of sixty (60) consecutive days or an order for relief shall have been entered in such proceedings, or (iii) any Seller Party or any of its Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection (d).
(e)    Seller shall fail to comply with the terms of Section 2.6.
(f)    As at the end of any Collection Period: (i) the average of the Delinquency Ratios as of the end of such Collection Period and the two preceding Collection Periods shall exceed 14.00%; (ii) the average of the Dilution Trigger Ratios as of the end of such Collection Period and the two preceding Collection Periods shall exceed 4.0%; or (iii) the average of the Loss-to-Liquidation Ratios as of the end of such Collection Period and the two preceding Collection Periods shall exceed 5.25%.
(g)    A Change of Control shall occur.

(h)    (i) One or more final judgments for the payment of money shall be entered against Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $25,000,000, individually or in the aggregate, shall be entered against the Servicer, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.
(i)    The “Amortization Date” under and as defined in the Receivables Sale Agreement or any Transfer Agreement shall occur under the Receivables Sale Agreement or any Transfer Agreement or Anixter or the applicable Originator, as applicable, shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller or Anixter under the Receivables Sale Agreement or the applicable Transfer Agreement, as applicable.
(j)    This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or the Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto, and the Collection Accounts.
(k)    (i) The Accu-Tech Accounts shall not be re-titled in the name of the Seller on or before the date that is thirty (30) days after the Closing Date or (ii) the Seller shall fail to deliver, on or before the date that is thirty (30) days after the Closing Date, a fully-executed Collection Account Agreement (or another account control agreement that is reasonably satisfactory to the Agent) with respect to the Accu-Tech Accounts.
(l)    The Leverage Ratio as of the last day of any Fiscal Quarter shall be greater than 3.25 to 1.00.
(m)    The Consolidated Fixed Charge Coverage Ratio calculated at the end of each Fiscal Quarter for the period of the immediately preceding four Fiscal Quarters shall be less than (a)  2.50 to 1.00 for any period ending after April 8, 2011 but on or prior to the last day of the fourth Fiscal Quarter of 2011 and (b) 3.00 to 1.00 for any period ending after the last day of the fourth Fiscal Quarter of 2011.
(n)    Any Person shall be appointed as an Independent Director of Seller without prior notice thereof having been given to the Agent in accordance with Section 7.1(b)(vii) or without the written acknowledgement by the Agent that such Person conforms, to the satisfaction of the Agent, with the criteria set forth in the definition herein of “Independent Director”.
(o)    (i) Account number 3750186815 maintained at Bank of America, N.A. shall not be re-titled in the name of the Seller on or before the date that is sixty (60) days after May 31, 2012 or (ii) the Seller shall fail to deliver, on or before the date that is sixty (60) days after May 31, 2012, a fully-executed Collection Account Agreement (or another account control agreement that is reasonably satisfactory to the Agent) with respect to account number 3750186815 maintained at Bank of America, N.A.

Section 9.2    Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Agent may, and upon the direction of either (x) the Required Financial Institutions or (y) any Managing Agent in respect of any Purchase Group with a Group Purchase Limit in an amount greater than or equal to 50% of the Purchase Limit, shall, take any of the following actions: (i) replace the Person then acting as Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(d)(ii), or of an actual or deemed entry of an order for relief with respect to any Seller Party under the Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Banks, and (v) notify Obligors of the Purchasers’ interest in the Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent, the Managing Agents and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.
ARTICLE X
INDEMNIFICATION
Section 10.1    Indemnities by the Seller Parties. Without limiting any other rights that the Agent, any Managing Agent or any Purchaser may have hereunder or under applicable law, (A) Seller hereby agrees to indemnify (and pay upon demand to) the Agent, the Managing Agents and each Purchaser and their respective assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, and (B) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer’s activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):
(a)    Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;
(b)    Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or
(c)    taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections.
Without limiting the generality of the foregoing indemnification, Seller shall indemnify the Agent, the Managing Agents and the Purchasers for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller) relating to or resulting from:
(i)    any representation or warranty made by any Seller Party or any Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;
(ii)    the failure by Seller, the Servicer or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;
(iii)    any failure of Seller, the Servicer or any Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;
(iv)    any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;
(v)    any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;
(vi)    the commingling of Collections of Receivables at any time with other funds;
(vii)    any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase or a Reinvestment, the ownership of the Purchaser Interests or any other investigation, litigation or proceeding relating to Seller, the Servicer or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii)    any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;
(ix)    any Amortization Event described in Section 9.1(d);
(x)    any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from Anixter, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Seller to give reasonably equivalent value to Anixter under the Receivables Sale Agreement in consideration of the transfer by Anixter of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;
(xi)    any failure of Anixter to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from the applicable Originator free and clear of any Adverse Claim (other than as created hereunder); or any failure of Anixter to give reasonably equivalent value to the applicable Originator under the applicable Transfer Agreement in consideration of the transfer by such Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;
(xii)    any failure to vest and maintain vested in the Agent for the benefit of the Purchasers, or to transfer to the Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or security interest in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);
(xiii)    the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;
(xiv)    any action or omission by any Seller Party which reduces or impairs the rights of the Agent or the Purchasers with respect to any Receivable or the value of any such Receivable;
(xv)    any attempt by any Person, other than a Purchaser, to void any Incremental Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action; and
(xvi)    the failure of any Receivable included in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

Section 10.2    Increased Cost and Reduced Return.
(a)    If any Regulatory Requirement (i) subjects any Purchaser or any Funding Source to any charge or withholding on or with respect to any Funding Agreement or this Agreement or a Purchaser’s or Funding Source's obligations under a Funding Agreement or this Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Purchaser or any Funding Source of any amounts payable under any Funding Agreement or this Agreement (except for changes in the rate of tax on the overall net income of a Purchaser or Funding Source or taxes excluded by Section 10.1), (ii) imposes, modifies or deems applicable any reserve, assessment, fee, tax, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or liabilities of a Funding Source or a Purchaser, or credit extended by a Funding Source or a Purchaser pursuant to a Funding Agreement or this Agreement or (iii) imposes any other condition the result of which is to increase the cost to a Funding Source or a Purchaser of performing its obligations under a Funding Agreement or this Agreement, or to reduce the rate of return on a Funding Source's or Purchaser’s capital or assets as a consequence of its obligations under a Funding Agreement or this Agreement, or to reduce the amount of any sum received or receivable by a Funding Source or a Purchaser under a Funding Agreement or this Agreement, or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent or the relevant Managing Agent, Seller shall pay to the Agent, for the benefit of the relevant Funding Source or Purchaser, such amounts charged to such Funding Source or Purchaser or such amounts to otherwise compensate such Funding Source or such Purchaser for such increased cost or such reduction. The term “Regulatory Requirement” shall mean (i) the adoption after the date hereof of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy or liquidity coverage) or any change therein after the date hereof, or (ii) any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency; provided that for purposes of this definition, (x) the United States bank regulatory rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modification to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted on December 15, 2009, (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (z) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel II or Basel III, shall in each case be deemed to be a “Regulatory Requirement”, regardless of the date enacted, adopted, issued or implemented. Seller acknowledges that any Purchaser or Funding Source may institute measures in anticipation of a Regulatory Requirement (including, without limitation, the imposition of internal charges on such Purchaser’s interests or obligations under this Agreement), and may commence allocating charges to or seeking compensation from Seller under this Section 10.2 in connection with such measures, in advance of the effective date of such Regulatory Requirement, and Seller agrees to pay such charges or compensation to the relevant Managing Agent, for the benefit of such Purchaser or Funding Source, following demand therefor without regard to whether such effective date has occurred. Seller further acknowledges that any charge or compensation demanded hereunder may take the form of a monthly charge to be assessed by such Purchaser.
(b)    A certificate of the applicable Purchaser or Funding Source setting forth the amount or amounts necessary to compensate such Purchaser or Funding Source pursuant to paragraph (a) of this Section 10.2 shall be delivered to the Seller and shall be conclusive absent manifest error. The Seller shall pay such Purchaser or Funding Source the amount as due on any such certificate on the next Settlement Date following receipt of such notice.
(c)    If any Purchaser or any Funding Source has or anticipates having any claim for compensation from the Seller pursuant to clause (iii) of the definition of Regulatory Requirement appearing in paragraph (a) of this Section 10.2, and such Purchaser or Funding Source believes that having the facility publicly rated by one credit rating agency would reduce the amount of such compensation by an amount deemed by such Purchaser or Funding Source to be material, such Purchaser or Funding Source shall provide written notice to the Seller and the Servicer (a “Ratings Request”) that such Purchaser or Funding Source intends to request a public rating of the facility from one credit rating agency selected by such Purchaser or Funding Source and reasonably acceptable to the Seller, of at least the equivalent of A by S&P and A2 by Moody’s (the “Required Rating”). The Seller and the Servicer agree that they shall cooperate with such Purchaser’s or Funding Source’s efforts to obtain the Required Rating, and shall provide the applicable credit rating agency (either directly or through distribution to the Agent, Purchaser or Funding Source), any information requested by such credit rating agency for purposes of providing and monitoring the Required Rating. The Purchasers shall pay the initial fees payable to the credit rating agency for providing the rating and all ongoing fees payable to the credit rating agency for their continued monitoring of the rating. Nothing in this Section 10.2(c) shall preclude any Purchaser or Funding Source from demanding compensation from the Seller pursuant to Section 10.2(a) hereof at any time and without regard to whether the Required Rating shall have been obtained, or shall require any Purchaser or Funding Source to obtain any rating on the facility prior to demanding any such compensation from the Seller.
Section 10.3    Other Costs and Expenses. Seller shall pay to the Agent, the Managing Agents and Purchasers on demand all reasonable out-of-pocket costs and expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of any Purchaser’s auditors auditing the books, records and procedures of Seller, reasonable fees and out-of-pocket expenses of legal counsel for the Purchasers, Managing Agents and the Agent with respect thereto and with respect to advising Purchasers, the Managing Agents and the Agent as to their respective rights and remedies under this Agreement. Seller shall pay to the Agent or the applicable Managing Agent on demand any and all costs and expenses of the Agent, the Managing Agents and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.

ARTICLE XI
THE AGENT
Section 11.1    Authorization and Action. Each Purchaser hereby designates and appoints JPMCB to act as Agent hereunder and under each other Transaction Document, and authorizes the Agent and such Purchaser’s related Managing Agent to take such actions as Agent or Managing Agent, as the case may be, on its behalf and to exercise such powers as are delegated to the Agent or such Managing Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. Neither the Agent nor any Managing Agent shall have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent or the Managing Agents shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent or the Managing Agents. In performing their respective functions and duties hereunder and under the other Transaction Documents, (i) the Agent shall act solely as agent for the Purchasers, (ii) each Managing Agent shall act solely as agent for the Conduits and Financial Institutions in the related Purchase Group and (iii) neither the Agent nor any Managing Agent shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party’s successors or assigns. Neither the Agent nor any Managing Agent shall be required to take any action that exposes the Agent or the Managing Agents to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent and the Managing Agents hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Agent and the Managing Agent for its Purchase Group, as applicable, to execute each of the Uniform Commercial Code financing statements, this Agreement and such other Transaction Documents as may require the Agent’s or such Managing Agent’s signature on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).
Section 11.2    Delegation of Duties. The Agent and the Managing Agents may execute any of their respective duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Agent nor any Managing Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
Section 11.3    Exculpatory Provisions. None of the Agent, the Managing Agents or any of their respective directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. Neither the Agent nor any Managing Agent shall be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties. Neither the Agent nor any Managing Agent shall be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless the Agent or such Managing Agent has received notice from Seller or a Purchaser. No Managing Agent shall have any responsibility hereunder to any Purchaser other than the Purchasers in its Purchase Group.
Section 11.4    Reliance by Agent. The Agent and the Managing Agents shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller), independent accountants and other experts selected by the Agent or any Managing Agent. The Agent and the Managing Agents shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Conduits or the Required Financial Institutions or all of the Purchasers, as applicable, as they deem appropriate and they shall first be indemnified to their satisfaction by the Purchasers, provided that unless and until the Agent or any Managing Agent shall have received such advice, or unless the Required Financial Institutions or each Managing Agent, as applicable, shall have directed the Agent to take or refrain from taking any action, the Agent or such Managing Agent may take or refrain from taking any action, as the Agent or such Managing Agent shall deem advisable and in the best interests of the Purchasers. The Agent and the Managing Agents shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the related Conduits or the Required Financial Institutions or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.
Section 11.5    Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that none of the Agent, the Managing Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent or any Managing Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by the Agent or such Managing Agent. Each Purchaser represents and warrants to the Agent and the Managing Agents that it has and will, independently and without reliance upon the Agent, any Managing Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.
Section 11.6    Reimbursement and Indemnification. The Financial Institutions agree to reimburse and indemnify the Agent, and the Financial Institutions in each Purchase Group agree to reimburse the Managing Agent for such Purchase Group, and their respective officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares or Adjusted Pro Rata Shares, as applicable, to the extent not paid or reimbursed by the Seller Parties (i) for any amounts for which the Agent, acting in its capacity as Agent, or any Managing Agent, acting in its capacity as a Managing Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent, or any Managing Agent, acting in its capacity as a Managing Agent, and acting on behalf of the related Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents. If there is a Terminating Financial Institution, for purposes of this Section, Pro Rata Share and Adjusted Pro Rata Share shall be calculated based on such Terminating Financial Institution’s Back-up Commitment immediately prior to its becoming a Terminating Financial Institution; provided, however, that no Terminating Financial Institution shall be required to reimburse or indemnify the Agent or any Managing Agent, or their respective officers, directors, employees, representatives or agents for any amounts referenced in this Section 11.6 resulting from events occurring after such Terminating Financial Institution’s Capital shall have been paid in full.
Section 11.7    Agents in their Individual Capacities. The Agent, each Managing Agent and each of its respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Seller Party or any Affiliate of any Seller Party as though it were not the Agent or a Managing Agent hereunder. With respect to the acquisition of Purchaser Interests pursuant to this Agreement, the Agent and each Managing Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Agent or a Managing Agent, and the terms “Financial Institution,” “Purchaser,” “Financial Institutions” and “Purchasers” shall include the Agent and each Managing Agent in its individual capacity.
Section 11.8    Successor Agent. The Agent may, upon fifteen (15) days’ notice to Seller and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than such Agent, in its individual capacity) resign as Agent. Each Managing Agent may, upon fifteen (15) days’ notice to Seller and the Purchasers in its Purchase Group, and a Managing Agent will, upon the direction of all the Purchasers in its Purchase Group (other than such Managing Agent in its individual capacity), resign as Managing Agent. If the Agent shall resign, then the Required Financial Institutions during such fifteen-day period shall appoint from among the Purchasers a successor agent. If a Managing Agent shall resign, then the Purchasers in the related Purchase Group shall appoint a successor agent during such fifteen-day period. If for any reason no successor agent is appointed by the Required Financial Institutions or the applicable Purchase Group, as applicable, during such fifteen-day period, then effective upon the termination of such fifteen-day period, the Purchasers shall perform all of the duties of the Agent, or the Purchasers in the related Purchase Group shall perform all of the duties of the applicable Managing Agent, as applicable, hereunder and under the other Transaction Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent’s or Managing Agent’s resignation hereunder as Agent or Managing Agent, as applicable, the retiring Agent or Managing Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent or Managing Agent under this Agreement and under the other Transaction Documents.
ARTICLE XII
ASSIGNMENTS; PARTICIPATIONS
Section 12.1    Assignments.
(a)    The Seller, each Financial Institution and each other party hereto hereby agree and consent to the complete or partial assignment (or participation) by each Conduit of all or any portion of its rights under, interest in, title to and obligations under this Agreement (a) to JPMorgan Chase Bank, N.A. or other Funding Sources approved by the Seller, in any case, pursuant to a Liquidity Agreement, or (b) to another commercial paper issuing conduit for which the Managing Agent of such assigning Conduit acts as administrator, and upon such assignment, such Conduit shall be released from its obligations, if any, so assigned. Further, Seller and each Financial Institution hereby agree that any assignee of a Conduit of this Agreement or all or any of the Purchaser Interests of such Conduit shall have all of the rights and benefits under this Agreement as if the term “Conduit” explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of the Conduits hereunder.  Neither the Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement.
(b)    Any Financial Institution may at any time and from time to time, assign to one or more Persons (“Purchasing Financial Institutions”) all or any part of its rights and obligations under this Agreement and its Liquidity Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (the “Assignment Agreement”) executed by such Purchasing Financial Institution and such selling Financial Institution. The consent of the Conduit or Conduits in such Financial Institution’s Purchase Group and the Agent shall be required prior to the effectiveness of any such assignment. Each assignee of a Financial Institution must have a short-term debt rating of A-1 or better by S&P and P-1 by Moody’s and must agree to deliver to the Agent, promptly following any request therefor by the Managing Agent for its Purchase Group or the affected Conduit or Conduits, an enforceability opinion in form and substance satisfactory to such Managing Agent and such Conduit or Conduits. Upon delivery of the executed Assignment Agreement to the Agent (with a copy to the Seller), such selling Financial Institution shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Financial Institution shall for all purposes be a Financial Institution party to this Agreement and shall have all the rights and obligations of a Financial Institution under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers or the Agent shall be required.
Section 12.2    Participations. Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Persons (each a “Participant”) participating interests in its Pro Rata Share of the Purchaser Interests of the Financial Institutions or any other interest of such Financial Institution hereunder. Notwithstanding any such sale by a Financial Institution of a participating interest to a Participant, such Financial Institution’s rights and obligations under this Agreement shall remain unchanged, such Financial Institution shall remain solely responsible for the performance of its obligations hereunder, and Seller, the Conduits, the Managing Agents and the Agent shall continue to deal solely and directly with such Financial Institution in connection with such Financial Institution’s rights and obligations under this Agreement. Each Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial Institution’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 13.1(b)(i).
Section 12.3    Extension of Liquidity Termination Date. The Seller may advise any Managing Agent in writing of its desire to extend the Liquidity Termination Date for an additional 364 days, provided such request is made not more than 60 days prior to, and not less than 40 days prior to, the then current Liquidity Termination Date. Each Managing Agent so advised by the Seller shall promptly notify each Financial Institution in its related Purchase Group of any such request and each such Financial Institution shall notify its related Managing Agent, the Agent and the Seller of its decision to accept or decline the request for such extension no later than 30 days prior to the then current Liquidity Termination Date (it being understood that each Financial Institution may accept or decline such request in its sole discretion and on such terms as it may elect, and the failure to so notify its Managing Agent, the Agent and the Seller shall be deemed an election not to extend by such Financial Institution and, with respect to SunTrust and JPMCB, their respective Conduits; it being further understood that SunTrust’s or JPMCB’s decision to decline an extension request shall also constitute the decision of its related Conduit to decline such extension request). In the event that at least one Financial Institution and the Conduit in its Purchase Group agree to extend the Liquidity Termination Date, the Seller Parties, the Agent, the applicable Conduit or Conduits, the extending Financial Institutions and the applicable Managing Agent or Agents shall enter into such documents as such extending Financial Institutions may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by such Financial Institutions, such Conduit or Conduits, such Managing Agent or Agents and the Agent (including reasonable attorneys’ fees) shall be paid by the Seller. In the event that any Financial Institution (a) declines the request to extend the Liquidity Termination Date or (b) is in a Purchase Group with respect to which the Seller did not seek an extension of the Liquidity Termination Date (each such Financial institution being referred to herein as a “Non-Renewing Financial Institution”), and, in the case of a Non-Renewing Financial Institution described in clause (a), the Back-up Commitment and Liquidity Commitment of such Non-Renewing Financial Institution are not assigned to another Person in accordance with the terms of this Article XII prior to the then current Liquidity Termination Date, the Purchase Limit shall be reduced by an amount equal to each such Non-Renewing Financial Institution’s Back-up Commitment on the then current Liquidity Termination Date.
Section 12.4    Federal Reserve. Notwithstanding any other provision of this Agreement to the contrary, any Financial Institution may at any time pledge or grant a security interest in all or any portion of its rights (including, without  limitation, any Purchaser Interest and any rights to payment of Capital and Yield) under this Agreement to secure obligations of such Financial Institution to a Federal Reserve Bank, without notice to or consent of the Seller, any Managing Agent or the Agent; provided that no such pledge or grant of a security interest shall release a Financial Institution from any of its obligations hereunder, or substitute any such pledgee or grantee for such Financial Institution as a party hereto.

ARTICLE XIII
Section 13.1    Waivers and Amendments.
(a)    No failure or delay on the part of the Agent, any Managing Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.
(b)    No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 13.1(b); it being understood that notwithstanding anything in this Section 13.1(b) to the contrary, no material amendment to this Agreement shall become effective with respect to any Conduit unless, if required by the documents governing such Conduit’s commercial paper program, such Conduit (or the applicable Managing Agent on its behalf) shall have received written confirmation from each of the Rating Agencies that such amendment shall not result in the reduction or withdrawal of the rating of such Conduit’s Commercial Paper. The Conduits, the Seller, the Servicer, the Managing Agents and the Agent, at the direction of the Required Financial Institutions, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:
(i)    without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield (or any component thereof), (C) reduce any fee payable to the Agent or the Managing Agents for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution’s Pro Rata Share or any Financial Institution’s Back-up Commitment or Liquidity Commitment, (E) amend, modify or waive any provision of the definition of Required Financial Institutions, this Section 13.1(b), (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement, (G) change the definition of “Facility Termination Date”, “Eligible Receivable”, “Loss Reserve”, “Default Proxy Ratio”, “Delinquency Ratio”, “Delinquent Receivable”, “Dilution Reserve”, “Dilution Reserve Ratio”, “Dilution Trigger Ratio”, “Loss Reserve”, “Loss Reserve Ratio”, “Loss-to-Liquidation Ratio”, or “Yield Reserve”, or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or
(ii)    without the written consent of the Agent or any Managing Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of the Agent or such Managing Agent, as applicable.

Notwithstanding the foregoing, (i) without the consent of the Financial Institutions in any Purchase Group (other than the Purchase Group to which such Financial Institutions are being added), the Agent may, with the consent of Seller, amend this Agreement solely to add additional Persons as Financial Institutions hereunder and (ii) the Agent, the Required Financial Institutions, the Managing Agents, and the Conduits may enter into amendments to modify any of the terms or provisions of Article XI, Article XII and Section 13.13 or any other provision of this Agreement without the consent of Seller, provided that such amendment has no negative impact upon Seller. Any modification or waiver made in accordance with this Section 13.1 shall apply to each of the Purchasers equally and shall be binding upon Seller, the Purchasers, the Managing Agents and the Agent.
Section 13.2    Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 13.2. Seller hereby authorizes the Agent to effect purchases and Discount Rate selections based on telephonic notices made by any Person whom the Agent or such Managing Agent, as applicable, in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to the Agent or the applicable Managing Agent a written confirmation of each telephonic notice signed by an authorized officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent or such Managing Agent, the records of the Agent or such Managing Agent shall govern absent manifest error.
Section 13.3    Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
Section 13.4    Protection of Ownership Interests of the Purchasers.
(a)    Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Agent or any Managing Agent may request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. At any time after the occurrence of an Amortization Event, the Agent may

(or at the direction of the Managing Agents, shall), or the Agent may (or at the direction of the Managing Agents, shall) direct Seller or the Servicer to, notify the Obligors of Receivables, at Seller’s expense, of the ownership or security interests of the Purchasers under this Agreement and may (or at the direction of the Managing Agents, shall) also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. Seller or the Servicer (as applicable) shall, at any Purchaser’s request, withhold the identity of such Purchaser in any such notification.
(b)    If any Seller Party fails to perform any of its obligations hereunder, the Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the Agent’s or such Purchaser’s costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3. Each Seller Party irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to execute on behalf of Seller as debtor and to file financing statements necessary or desirable in the Agent’s sole discretion (including financing statements describing the collateral covered thereby as “all assets” of the Seller or words to similar effect) to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.
Section 13.5    Confidentiality.
(a)    Each Seller Party and each Purchaser shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent, the Managing Agents and the Purchasers and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Seller Party and such Purchaser and its officers and employees may disclose such information to such Seller Party’s and such Purchaser’s external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding. Anything herein to the contrary notwithstanding, each Seller Party, each Purchaser, the Agent, each Indemnified Party and any successor or assign of any of the foregoing (and each employee, representative or other agent of any of the foregoing) may disclose to any and all Persons, without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any of the foregoing relating to such tax treatment or tax structure, and it is hereby confirmed that each of the foregoing have been so authorized since the commencement of discussions regarding the transactions. In addition, each Purchaser (or any administrative agent on its behalf), may disclose any information delivered to it in connection with any Transaction Document to a nationally recognized statistical rating organization in compliance with Rule 17g-5 under the Securities Exchange Act of 1934 (or to any other rating agency in compliance with any similar rule or regulation in any relevant jurisdiction).

(b)    Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Managing Agents or the Purchasers by each other, (ii) by the Agent, the Managing Agents or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) by the Agent or the Managing Agents to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to the Conduits or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which either Managing Agent acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided that any Person receiving information shall be advised by the Agent or the applicable Managing Agent, as applicable, of the obligation to keep such information confidential. In addition, the Purchasers, the Managing Agents and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law), provided that Purchasers, the Managing Agents and Agent shall, if practicable, notify Seller in advance prior to disclosure and will use reasonable efforts to cooperate with Seller at Seller’s expense in obtaining any protective order for such information.
(c)    Notwithstanding any other express or implied agreement to the contrary, the parties hereto agree and acknowledge that each of them and each of their employees, representatives, and other agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary, to comply with U.S. federal or state securities laws. For purposes of this paragraph, the terms “tax treatment” and “tax structure” have the meanings specified in Treasury Regulation section 1.6011-4(c).
Section 13.6    Bankruptcy Petition. Each of the Seller, the Servicer, the Agent, each Managing Agent and each Financial Institution hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of a Conduit, it will not institute against, or join any other Person in instituting against, such Conduit or any such entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
Section 13.7    Limitation of Liability; Limitation on Payment; Limited Recourse.
(a)    Except with respect to any claim arising out of the willful misconduct or gross negligence of any Purchaser, Financial Institution, Managing Agent or the Agent, no claim may be made by any Seller Party or any other Person against any Conduit, the Agent, any Managing Agent, or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(b)    Notwithstanding anything to the contrary contained herein, the obligations of any Conduit or any Financial Institution that is an asset-backed commercial paper conduit (each, an “ABCP Conduit”) under this Agreement are solely the obligations of such ABCP Conduit and shall be payable at such time as funds are received by or are available to such ABCP Conduit in excess of funds necessary to pay in full all outstanding Commercial Paper of such ABCP Conduit and, if applicable, all obligations and liabilities of such ABCP Conduit to any related issuer of Commercial Paper, and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such ABCP Conduit but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11, United States Code (Bankruptcy)) of any such party shall be subordinated to the payment in full of all such Commercial Paper.
Section 13.8    CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, BUT NOT LIMITED TO, 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.
Section 13.9    CONSENT TO JURISDICTION. EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON‑EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, ANY MANAGING AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE AGENT, ANY MANAGING AGENT OR ANY PURCHASER OR ANY AFFILIATE OF SUCH PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.
Section 13.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
Section 13.11    Integration; Binding Effect; Survival of Terms.

(a)    This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
(b)    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of Article X, and Sections 13.5 and 13.6 shall be continuing and shall survive any termination of this Agreement.
Section 13.12    Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.
Section 13.13    Agent Roles.
(a)    JPMCB Roles. Each of the Financial Institutions acknowledges that JPMCB acts, or may in the future act, (i) as Agent for the Purchasers, (ii) as Managing Agent for Chariot, (iii) as issuing and paying agent for Chariot’s Commercial Paper, (iv) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (v) to provide other services from time to time for some or all of the Conduits (collectively, the “JPMCB Roles”). Without limiting the generality of this Section 13.13(a), each Financial Institution hereby acknowledges and consents to any and all JPMCB Roles and agrees that in connection with any JPMCB Role, JPMCB may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as Agent and Managing Agent for the related Conduits, and the giving of notice to the Agent or Managing Agent of a mandatory purchase pursuant its Liquidity Agreement.
(b)    Managing Agent Institution Roles. Each of the Financial Institutions acknowledges that each Financial Institution that serves as a Managing Agent hereunder (a “Managing Agent Institution”) acts, or may in the future act, (i) as Managing Agent for a Conduit or Conduits, (ii) as issuing and paying agent for such Conduit’s Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (iv) to provide other services from time to time for some or all of the Conduits (collectively, the “Managing Agent Institution Roles”). Without limiting the generality of this Section 13.13(b), each Financial Institution hereby acknowledges and consents to any and all Managing Agent Institution Roles and agrees that in connection with any Managing Agent Institution Role, the applicable Managing Agent Institution may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as Managing Agent for the related Conduits, and the giving of notice to the Agent or Managing Agent of a mandatory purchase pursuant to its liquidity back-stop program.
Section 13.14    Commercial Paper. Anixter and the Seller hereby acknowledge and agree that any Purchaser or any affiliate of a Purchaser may, from time to time (but without any obligation) purchase and hold Commercial Paper issued by any Conduit for its own account, regardless of the terms (so long as such terms are substantially similar to the terms of a sale of Commercial Paper to a third party).
Section 13.15    Characterization.
(a)    It is the intention of the parties hereto that each purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Purchaser Interest. Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Purchaser and the Agent for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or the Agent or any assignee thereof of any obligation of Seller or any Originator or any other person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Seller or any Originator.
(b)    In addition to any ownership interest which the Agent may from time to time acquire pursuant hereto, Seller hereby grants to the Agent for the ratable benefit of the Purchasers a valid and perfected security interest in all of Seller’s right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. The Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.
(c)    If, notwithstanding the intention of the parties expressed above, any sale or transfer by Seller hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable (any of the foregoing being a “Recharacterization”), then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. In the case of any Recharacterization, Seller represents and warrants that each remittance of Collections to the Agent or the Purchasers hereunder will have been (i) in payment of a debt incurred in the ordinary course of business or financial affairs and (ii) made in the ordinary course of business or financial affairs.

Section 13.16    Liquidity Agreement. JPMCB in its capacity as Managing Agent in respect of the Chariot Purchase Group shall ensure that, at all times from and after May 30, 2014 until the termination of this Agreement in accordance with its terms, the entire “Back-Up Commitment” of Chariot under this Agreement is supported in full by a commitment from JPMCB, or any other bank or financial institution to which the Seller has consented (such consent not to be unreasonably conditioned, withheld or delayed), under a Liquidity Agreement to which Chariot is a party.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized signatories as of the date hereof.
ANIXTER RECEIVABLES CORPORATION
By: /S/ ROD SHOEMAKER
Name: Rod Shoemaker
Title: V.P.-Treasurer

Address:	c/o Anixter Inc. 2301 Patriot Boulevard Glenview, IL 60026
ANIXTER INC.
By: /S/ ROD SHOEMAKER
Name: Rod Shoemaker
Title: V.P.-Treasurer

Address:	Anixter Inc. 2301 Patriot Boulevard Glenview, IL 60026

Signature Page
to
Second Amended and Restated Receivables Purchase Agreement

CHARIOT FUNDING LLC, as a Conduit and as a Financial Institution
By: JPMorgan Chase Bank, N.A., its attorney-in-fact
By: /S/ JOEL GEDROIC
Name: Joel Gedroic
Title: Executive Director

Address:	c/o JPMorgan Chase Bank, N.A., as Managing Agent Asset Backed Finance Suite IL1-0079, 1-19 Chase Tower Chicago, Illinois 60670-0079

Fax:	(312) 732-1844

JPMORGAN CHASE BANK, N.A., as a Managing Agent and as Agent
By: /S/ JOEL GEDROIC
Name: Joel Gedroic
Title: Executive Director

Address:	JPMorgan Chase Bank, N.A. Asset Backed Finance Suite IL1-0596, 1-21 Chase Tower Chicago, Illinois 60670-0596

Fax:	(312) 732-4487

Signature Page
to
Second Amended and Restated Receivables Purchase Agreement

SUNTRUST BANK, as a Financial Institution
By: /S/ JOSEPH R. FRANKE
Name: Joseph R. Franke
Title: Senior Vice President

Address:	SunTrust Bank 24th Floor MC 3950 303 Peachtree Street Atlanta, GA 30308

Fax:	(404) 230-1344

Signature Page
to
Second Amended and Restated Receivables Purchase Agreement

SUNTRUST ROBINSON HUMPHREY, INC., as a Managing Agent
By: /S/ MICHAEL PEDEN
Name: Michael Peden
Title: Vice President

Address:	SunTrust Robinson Humphrey, Inc. 24th Floor MC 3950 303 Peachtree Street Atlanta, GA 30308

Fax:	(404) 230-1344

Signature Page
to
Second Amended and Restated Receivables Purchase Agreement

EXHIBIT I
DEFINITIONS
As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Accrual Period” means each calendar month, provided that the initial Accrual Period hereunder means the period from (and including) the date of the initial purchase hereunder to (and including) the last day of the calendar month thereafter.
“Accu-Tech” means Accu-Tech Corporation, a Georgia corporation.
“Accu-Tech Accounts” means, collectively, Collection Account #’s 3750777965, 3750777981 and 3750905180 maintained at Bank of America, N.A.
“Accu-Tech Receivables” means any Receivables originated by Accu-Tech and sold to Anixter pursuant to the Accu-Tech Transfer Agreement.
“Accu-Tech Transfer Agreement” means that certain Receivables Transfer Agreement, dated as of the date hereof, between Accu-Tech and Anixter, as the same may be amended, restated or otherwise modified from time to time.
“Adjusted Pro Rata Share” means, for each Financial Institution, the Back-up Commitment of such Financial Institution within a given Purchase Group divided by the sum of the Back-up Commitments of each Financial Institution in such Purchase Group, adjusted as necessary to give effect to any assignments pursuant to Section 12.1(b) and to the termination of the Back-up Commitment of any Terminating Financial Institution in such Purchase Group.
“Adverse Claim” means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power (a) to vote 33% or more (or, in the case of an Affiliate of a Purchaser, 20% or more) of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
“Agent” has the meaning set forth in the preamble to this Agreement.
“Aggregate Capital” means, as of any date of determination, the aggregate amount of Capital of all Purchaser Interests outstanding on such date.
“Aggregate Reduction” has the meaning set forth in Section 1.3.

Exh. I-1

“Aggregate Reserves” means, on any date of determination, the sum of the Loss Reserve, the Servicer Reserve, the Yield Reserve, and the Dilution Reserve.
“Aggregate Unpaids” means, at any time, an amount equal to the sum of all accrued and unpaid fees under the Fee Letter, Yield, Aggregate Capital and all other unpaid Obligations (whether due or accrued) at such time.
“Agreement” means this Second Amended and Restated Receivables Purchase Agreement, as it may be amended or modified and in effect from time to time.
“Agreement Accounting Principles” means GAAP as of the date of this Agreement together with any changes in GAAP after the date hereof which are not “Material Accounting Changes” (as defined below). If any changes in GAAP are hereafter required or permitted and are adopted by Anixter International Inc. or Anixter with the agreement of its independent certified public accountants and such changes result in a material change in the method of calculation of any of the financial covenants, restrictions or standards herein or in the related definitions or terms used therein (“Material Accounting Changes”), the parties hereto agree to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating Anixter’s consolidated financial condition shall be the same after such changes as if such changes had not been made; provided, however, that no Material Accounting Change shall be given effect in such calculations until such provisions are amended in a manner reasonably satisfactory to the Required Financial Institutions. If such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean GAAP as of the date of such amendment together with any changes in GAAP after the date of such amendment which are not Material Accounting Changes.
“Amortization Date” means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 (except for Section 6.2(d)(iii)) are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d)(ii), (iii) the Business Day specified in a written notice from the Agent pursuant to Section 9.2 following the occurrence of any other Amortization Event, (iv) the Business Day specified in a written notice from the Agent following the failure to obtain the Required Rating within 90 days following delivery of a Ratings Request to Seller and the Servicer, and (v) the date which is thirty (30) Business Days after the Agent’s receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.
“Amortization Event” has the meaning set forth in Article IX.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Seller Parties or their respective Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Loss Horizon Period” means, at any time:
(a)    if Rating Level I is in effect, the four Collection Periods most recently ended;

Exh. I-2

(b)    if (x) Rating Level II is in effect or (y) Rating Level I is in effect and the Servicer has notified the Managing Agents that it will deliver Reports as if Rating Level II were in effect (and the Servicer is actually delivering Reports as if Rating Level II were in effect), the three Collection Periods most recently ended and one-half of the fourth Collection Period most recently ended;
(c)    if Rating Level III is in effect, the three Collection Periods most recently ended and one-quarter of the fourth Collection Period most recently ended; and
(d)    if Rating Level IV is in effect, the three Collection Periods most recently ended.
For purposes of clarification, if any Applicable Loss Horizon Period includes a fraction of a Collection Period, the aggregate Outstanding Balance of all Receivables generated during such fraction of such Collection Period for purposes of calculating the Loss Horizon Ratio shall be calculated by multiplying (a) such fraction by (b) the aggregate Outstanding Balance of all Receivables generated during such Collection Period.
“Assignment Agreement” has the meaning set forth in Section 12.1(b).
“Authorized Officer” means, with respect to any Person, its president, corporate controller, treasurer or chief financial officer.
“Back-up Commitment” means, for each Financial Institution, the commitment of such Financial Institution to purchase Purchaser Interests from the Seller, in an amount not to exceed (x) in the aggregate, the amount set forth opposite such Financial Institution’s name under the Back-up Commitment column on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof, and (y) with respect to any individual purchase from the Seller hereunder, its Pro Rata Share of the Purchase Price therefor.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended, and any successor statute thereto.
“Base Rate” means, for any day, an amount equal to the sum of
(i)     (a) to the extent any Capital is funded directly or indirectly through the issuance of Commercial Paper, 0.00%, or (b) in all other cases, 2.00%; and
(ii)    the following:
(a) with respect to each Purchaser in the Chariot Purchase Group, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the LIBO Rate for a one month period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the LIBO Rate for purposes of this definition for any day shall be based on the rate appearing on the Reuters BBA Libor

Exh. I-3

Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day; and
(b) with respect to each Purchaser in the SunTrust Purchase Group, for any day, a rate per annum equal to the greater of (i) the SunTrust Federal Funds Rate most recently determined by SunTrust Bank plus one half of one percent (0.50%), and (ii) the SunTrust Prime Rate.
Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, the SunTrust Federal Funds Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate, the SunTrust Federal Funds Rate or the LIBO Rate, respectively.
“Broken Funding Costs” means, with respect to the Chariot Purchase Group, Chariot Broken Funding Costs and, with respect to the SunTrust Purchase Group, SunTrust Broken Funding Costs.
“Business Day” means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.
“Capital” means with respect to any Purchaser Interest, at any time, (A) the Purchase Price of such Purchaser Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the Agent or the applicable Managing Agent which in each case have been applied to reduce the Capital of such Purchaser Interest in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.
“Capital Pro Rata Share” means, for any Purchaser at any time, the amount of Capital allocated to the Purchaser Interests of such Purchaser at such time divided by the Aggregate Capital at such time.
“Change of Control” means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of any Seller Party or (ii) the failure of Anixter to own, directly or indirectly, 100% of the equity interests of the Seller.
“Charged‑Off Receivable” means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Seller Party therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off Seller’s books as uncollectible, (iv) which has been identified by Seller as uncollectible or (v) as

Exh. I-4

to which any payment, or part thereof, remains unpaid for 120 days or more from the original invoice date for such Receivable.
“Chariot” means Chariot Funding LLC (successor by merger to Falcon Asset Securitization Company LLC) and its successors and permitted assigns.
“Chariot Broken Funding Costs” means (a) for any Purchaser Interest owned by JPMCB on behalf of the Purchasers in the Chariot Purchase Group which: (i) has its Capital reduced without compliance by Seller with the notice requirements hereunder or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned pursuant to the Chariot Liquidity Agreement; an amount equal to the excess, if any, of (A) the Yield that would have accrued during the remainder of the tranche periods for Commercial Paper determined by JPMCB to relate to such Purchaser Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Purchaser Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Purchaser Interest with respect to the same Purchaser, the amount of Yield actually accrued during the remainder of such period on such Capital for the new Purchaser Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest, the income, if any, actually received during the remainder of such period by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated, and (b) any loss or expense incurred by any Purchaser (including any loss or expense incurred by reason of the liquidation or reemployment of funds acquired by such Purchaser in order to make any such requested Incremental Purchase) as a result of any Incremental Purchase not being made in accordance with a request therefor under Section 1.2 (whether because of the failure of the conditions precedent with respect to such Incremental Purchase to be satisfied or for any other reason, other than default by the relevant Purchaser). All Chariot Broken Funding Costs shall be due and payable upon demand.
“Chariot LIBO Rate” means, for any day, an interest rate per annum equal to the sum of (i) (a) LIBOR for a three month interest period on such day (or if such day is not a Business Day, the immediately preceding Business Day), multiplied by (b) the Statutory Reserve Rate, plus (ii) (a) to the extent any Capital is funded directly or indirectly through the issuance of Commercial Paper, 0.00%, or (b) in all other cases, 2.00%.
“Chariot Liquidity Agreement” means an agreement entered into by Chariot with certain Funding Sources in connection herewith for the purpose of providing liquidity with respect to the Capital funded by Chariot under this Agreement.
“Chariot Purchase Group” means Chariot, JPMCB and each of the Financial Institutions identified as a member of the Chariot Purchase Group on Schedule A hereto, together with their respective successors, assigns and participants.
“Closing Date” means May 31, 2011.

Exh. I-5

“Collection Account” means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV.
“Collection Account Agreement” means an account control agreement in form and substance reasonably satisfactory to the Agent.
“Collection Bank” means, at any time, any of the banks holding one or more Collection Accounts.
“Collection Notice” means a “notice of exclusive control”, a “springing notice” or the equivalent of any of the foregoing that could be delivered by the Agent to a Collection Bank from time to time pursuant to a Collection Account Agreement.
“Collection Period” means each fiscal month of the Seller Parties.
“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.
“Commercial Paper” means promissory notes of any Conduit issued by such Conduit or any Financial Institution that is an asset-backed commercial paper conduit.
“Conduit” means each of Chariot, any other member of a Purchase Group identified as a “Conduit” by the related Managing Agent, and their respective successors and assigns as Conduits hereunder.
“Consolidated EBITDA” means, for any period, for the Consolidated Group calculated in accordance with Agreement Accounting Principles, (a) Consolidated Net Income for such period taken as a single accounting period plus (b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period: (i) the provision for depreciation and amortization expense of the Consolidated Group for such period, (ii) income taxes of the Consolidated Group for such period, and (iii) net interest expense of the Consolidated Group for such period; provided that there shall be excluded from Consolidated EBITDA any non-cash, non-operating gains or losses (including, without limitation, extraordinary or unusual gains or losses, gains or losses arising from the sale of capital assets or the sale of owned buildings and properties and other non-recurring gains or losses) during such period.
“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) the sum of Consolidated EBITDA and Rental Expense to (b) the Consolidated Fixed Charge Expense, in each case determined in accordance with Section 7.18 of the Credit Agreement as in effect as of the date hereof for the period of four consecutive Fiscal Quarters ending on or immediately prior to such determination date.

Exh. I-6

“Consolidated Fixed Charge Expense” means, for any period, the net interest expense of the Consolidated Group (including the interest component of capital leases, the interest component of synthetic lease obligations, commitment fees and fees for standby letters of credit, excluding amortization of deferred financing fees) plus consolidated yield or discount accrued on the outstanding aggregate investment or principal amount of claims held by purchasers, assignees or other transferees of (or of interests in) receivables of Anixter and its Subsidiaries in connection with any Receivables Securitization Transaction (as defined in the Credit Agreement in effect as of the date hereof) (regardless of the accounting treatment of such Receivables Securitization Transaction) plus Rental Expense for such period calculated in accordance with Agreement Accounting Principles.
“Consolidated Funded Indebtedness” means, as of any date of determination, for the Consolidated Group on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations and liabilities, whether current or long-term, for borrowed money (including Obligations (as defined in the Credit Agreement in effect as of the date hereof)), (b) that portion of obligations with respect to capital leases that are capitalized in the consolidated balance sheet of the Consolidated Group, (c) the principal portion of synthetic lease obligations, (d) the outstanding aggregate investment or principal amount of claims held by purchasers, assignees or transferees of (or of interests in) receivables under Receivables Securitization Transactions (as defined in the Credit Agreement in effect as of the date hereof), and (e) without duplication, all Accommodation Obligations (as defined in the Credit Agreement in effect as of the date hereof) with respect to Indebtedness of the type specified in subsections (a), (b), (c) and (d) above of Persons other than Anixter or any Subsidiary.
“Consolidated Group” means Anixter and each of its Subsidiaries.
“Consolidated Net Income” means, for any period, for the Consolidated Group on a consolidated basis, the net income of the Consolidated Group for that period, determined in accordance with Agreement Accounting Principles.
“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.
“Credit Agreement” means that certain Five-Year Revolving Credit Agreement dated as of April 8, 2011 by and among Anixter, the Subsidiaries of Anixter identified as Borrowing Subsidiaries thereunder, Wells Fargo Bank, National Association as Administrative Agent, Bank of America, N.A. and JPMCB, as Co-Syndication Agents, SunTrust Bank and The Royal Bank of Scotland plc as Co-Documentation Agents, and the lenders party thereto from time to time, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Credit and Collection Policy” means (i) Anixter’s credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and (ii) Accu-Tech’s credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof, as summarized in Exhibit VIII and as modified from time to time in accordance with this Agreement.

Exh. I-7

“Daily Report” means a report, in the form agreed to by the Servicer and the Managing Agents from time to time (appropriately completed), furnished by the Servicer to the Managing Agents pursuant to Section 8.5.
“Debt Rating” for any Person at any time means the then current rating by (i) S&P, (ii) Moody’s or (iii) any other nationally recognized statistical rating agency of such Person’s long term public senior unsecured noncredit enhanced debt.
“Deemed Collections” means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable. Seller shall be deemed to have received a Collection in full of a Receivable if at any time (i) the Outstanding Balance of any such Receivable is either (x) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Seller (other than cash Collections on account of the Receivables) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (ii) any of the representations or warranties in Article V are no longer true with respect to such Receivable.
“Default Fee” means with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids, an amount equal to interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 1.00% above the Base Rate.
“Default Proxy Ratio” means, for any Collection Period, a fraction (calculated as a percentage) equal to (i) the aggregate Outstanding Balance of all Receivables (without duplication) which, as of the last day of such Collection Period, remain unpaid for at least one hundred twenty (120) but less than one hundred fifty (150) days from the original invoice date plus the aggregate Outstanding Balance of all Receivables (without duplication) which, consistent with the Credit and Collection Policy, were or should have been written off the Seller’s books as uncollectible and are less than one hundred twenty (120) days past invoice date during such period, divided by (ii) the aggregate Outstanding Balance of all Receivables generated during the Collection Period which ended on the date four (4) months prior to the last day of the current Collection Period.
“Delaying Purchaser” means a Financial Institution that has either (i) elected to delay its funding of any Incremental Purchase as requested by a Purchase Notice or (ii) elected to fund such Incremental Purchase only in an aggregate amount equal to the amount specified in a Funding Delay Notice, delaying its funding of the Incremental Purchase in excess of the Non-Delayed Funding Amount.
“Delinquency Ratio” means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.
“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for 91 days or more from the original invoice date for such Receivable.
“Determination Date” means the third Business Day prior to each Monthly Settlement Date.

Exh. I-8

“Dilution Horizon Ratio” means, as of any date as set forth in the most recent Monthly Report, a ratio computed by dividing (i) the aggregate of all Receivables generated during the two (2) most recently ended Collection Periods by (ii) the aggregate Net Receivables Balance as at the last day of the most recently ended Collection Period.
“Dilution Ratio” means, for any Collection Period, the ratio (expressed as a percentage) computed as of the last day of such Collection Period by dividing (i) the aggregate amount of Dilutions during such Collection Period by (ii) the aggregate Outstanding Balance of all Receivables generated during the preceding Collection Period.
“Dilution Reserve” means, on any date, an amount equal to (x) the greater of (i) 9% and (ii) the Dilution Reserve Ratio then in effect, times (y) the Net Receivables Balance as of the close of business on the immediately preceding Business Day.
“Dilution Reserve Ratio” means, as of any date, an amount calculated as follows:
DRR = [(Stress Factor x ADR) + [(HDR-ADR) x (HDR/ADR)]] x DHR
where:

DRR	= the Dilution Reserve Ratio;

ADR	= the average of the Dilution Ratios for the past twelve Collection Periods;

HDR =	the highest average Dilution Ratio for any two (2) consecutive Collection Periods during the most recent twelve months; and

DHR	= the Dilution Horizon Ratio.
The Dilution Reserve Ratio shall be calculated monthly in each Monthly Report and such Dilution Reserve Ratio shall, absent manifest error, be effective from the corresponding Monthly Settlement Date until the next succeeding Monthly Settlement Date.
“Dilutions” means, at any time, the aggregate amount of reductions or cancellations described in clause (i) of the definition of “Deemed Collections”.
“Dilution Trigger Ratio” means, as of the end of any Collection Period, the ratio (expressed as a percentage), computed as of the last day of such Collection Period by dividing (i) the aggregate amount of Dilutions during such Collection Period by (ii) the aggregate Outstanding Balance of all Receivables at the end of such Collection Period minus the aggregate outstanding amount of all credit memos from Originators outstanding at the end of such Collection Period.
“Discount Rate” means, the LIBO Rate or the Base Rate, as applicable; provided, that if the Default Fee has been declared to apply pursuant to Section 9.2, the “Discount Rate” shall mean the interest rate specified in the definition of “Default Fee”.

Exh. I-9

“Eligible Receivable” means, at any time, a Receivable:
(i)    the Obligor of which (a) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; (b) is not an Affiliate of any of the parties hereto and (c) is not the subject of a proceeding under the Bankruptcy Code or any other insolvency proceeding;
(ii)    due from an Obligor that is the Obligor on another Receivable or Receivables, and the Outstanding Balance of all Receivables from such Obligor which are Charged-Off Receivables is less than 20% of the Outstanding Balance of all Receivables from such Obligor;
(iii)    which is not a Charged-Off Receivable or a Delinquent Receivable;
(iv)    which by its terms is due and payable within 90 days of the original billing date therefor and has not had its payment terms extended; provided, however, that no more than 25% of the aggregate Outstanding Balance of all Receivables which are due and payable between 61 and 90 days of the original billing date therefor will be deemed to be “Eligible Receivables”;
(v)    which is “an “account” within the meaning of Section 9‑102(a)(2) of the UCC of all applicable jurisdictions, and which represents all or part of the sales price of merchandise, insurance and services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended;
(vi)    which is denominated and payable only in United States dollars in the United States;
(vii)    which arises under a Contract in substantially the form of one of the form contracts set forth on Exhibit IX hereto or otherwise approved by the Managing Agents in writing, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms;
(viii)    which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of any Originator or any of its assignees under such Contract (unless such consent has been obtained) and (B) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract;
(ix)    which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by an Originator;

Exh. I-10

(x)    which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation;
(xi)    which satisfies all applicable requirements of the Credit and Collection Policy;
(xii)    which was generated in the ordinary course of an Originator’s business;
(xiii)    which arises solely from the sale of goods or the provision of services to the related Obligor by an Originator, and not by any other Person (in whole or in part);
(xiv)    as to which the Agent has not notified Seller that the Agent has determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable to the Agent; provided, that Agent shall not determine a Receivable to be ineligible pursuant to this clause (xiv) because the Obligor is in a particular industry if on the date hereof any Originator has outstanding Receivables from Obligors in such industry; and provided further, that Agent shall not determine a Receivable to be ineligible pursuant to this clause (xiv) because it is generated by a particular type of business of any Originator if such Originator is engaged in such type of business on the date hereof.
(xv)    which is not subject to any right of rescission, set‑off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against any Originator or any other Adverse Claim;
(xvi)    due from an Obligor that holds no right as against any Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract);
(xvii)    as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor;
(xviii)    all right, title and interest to and in which has been validly transferred by (A) the applicable Originator directly to Anixter under and in accordance with the applicable Transfer Agreement and subsequently to Seller under and in accordance with the Receivables Sale Agreement, and Seller has good and marketable title thereto free and clear of any Adverse Claim or (B) Anixter directly to Seller under and in accordance with the Receivables Sale Agreement, and Seller has good and marketable title thereto free and clear of any Adverse Claim;

Exh. I-11

(xix)    (A) for which Anixter has given reasonably equivalent value to the applicable Originator in consideration therefor pursuant to the applicable Transfer Agreement, which was not made for or on account of an antecedent debt and which is not voidable under any section of the Bankruptcy Code and for which Seller has subsequently given reasonably equivalent value to Anixter in consideration therefor pursuant to the Receivables Sale Agreement, which was not made for or on account of an antecedent debt and which is not voidable under any section of the Bankruptcy Code or (B) for which Seller has given reasonably equivalent value to Anixter in consideration therefor pursuant to the Receivables Sale Agreement, which was not made for or on account of an antecedent debt and which is not voidable under any section of the Bankruptcy Code;
(xx)    in which the Agent, for the benefit of the Purchasers, has a valid and perfected first priority undivided percentage ownership or security interest, free and clear of any Adverse Claim;
(xxi)    that does not represent “billed but not yet shipped” goods or merchandise, partially performed or unperformed services, consigned goods or “sale or return” goods and does not arise from a transaction for which any additional performance by any Originator, or acceptance by or other act of the Obligor thereunder, including any required submission of documentation, remains to be performed as a condition to any payments on such Receivable or the enforceability of such Receivable under applicable law; and
(xxii)    which is not associated with the delivery of goods with “free on board destination” terms (“FOB Receivables”) where goods have not yet been delivered to the related Obligor (any determination whether a Receivable would not constitute an Eligible Receivable hereunder because of this clause (xxii) shall be made based upon (1) the information available to the Servicer at such time and/or (2) the information with respect to accruals related to FOB Receivables most recently prepared by the Servicer in accordance with Section 8.5).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“Excluded Receivable” means indebtedness and other obligations owed to Anixter, in respect of: (i) all accounts receivable generated by Anixter’s Latin American export locations, (ii) all accounts receivable generated by Anixter’s “Pacer”, “IMS” and “Pentacon” divisions which are not included in Anixter’s main subledger system, (iii) all accounts receivable generated by any of Anixter’s divisions which are acquired after July 24, 2009 which are not included in Anixter’s main subledger system, (iv) all accounts receivable owing by Obligors with the following customer prefixes: N-N, NN+, SIE or SG. (in each case, as such customer prefixes are in effect or otherwise categorized as of July 24, 2009), and thereafter, and (v) all accounts receivable existing at Anixter’s general corporate division coded WC (as such division is in effect or otherwise structured as of July 24, 2009).
“Facility Account” means Seller’s Account No. 8188016122 at Bank of America.

Exh. I-12

“Facility Termination Date” means the earliest of (i) the Liquidity Termination Date and (ii) the Amortization Date.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.
“Fee Letter” means that certain letter agreement dated as of May 31, 2011 hereof among Seller and each Managing Agent, as it may be amended or modified and in effect from time to time.
“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.
“Financial Institutions” has the meaning set forth in the preamble in this Agreement.
“Fiscal Quarter” means a 13-week (or, as the case may be, periodically a 14-week) accounting period of Anixter ending on or about March 31, June 30, September 30 or December 31 of any fiscal year.
“Funding Agreement” means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of a Conduit, including any Liquidity Agreement.
“Funding Delay Notice” means a written notice delivered by a Financial Institution to the Seller, Servicer, Agent and the Managing Agent for its Purchase Group prior to 1:00 p.m. (Central Standard Time) on the Business Day immediately following the date of the Purchase Notice, informing the the Seller, the Servicer, the Agent and such Managing Agent that such Purchaser has either (i) elected to delay its funding of any Incremental Purchase as requested by such Purchase Notice or (ii) elected to delay its funding of the Incremental Purchase in excess of the Non-Delayed Funding Amount.
“Funding Source” means (i) any Financial Institution or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to a Conduit.
“GAAP” means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.
“Group Pro Rata Share” means, with respect to any Purchase Group and as of any date of determination, an amount equal to (expressed as a percentage) the Back-Up Commitment of such Purchase Group on such date divided by the Purchase Limit as of such date.
“Group Purchase Limit” means, for each Purchase Group, the sum of the Back-up Commitments of the Financial Institutions in such Purchase Group, adjusted as necessary to give

Exh. I-13

effect to the termination of the Back-up Commitment of any Terminating Financial Institution in such Purchase Group.
“Incremental Purchase” means a purchase of one or more Purchaser Interests which increases the total outstanding Aggregate Capital hereunder.
“Indebtedness” means, as to any Person at a particular time, all of the following (without duplication): (i) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (ii) any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds and similar instruments; (iii) net obligations under any hedging contract in an amount equal to (x) if such hedging contract has been closed out, the termination value thereof, or (y) if such hedging contract has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such hedging contract; (iv) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (v) capital leases and synthetic lease obligations; (vi) the outstanding aggregate investment or principal amount of claims held by purchasers, assignees or transferees of (or of interests in) receivables of such Person in connection with any Receivables Securitization Transaction (as defined in the Credit Agreement in effect as of the date hereof); and (vii) all Accommodation Obligations (as defined in the Credit Agreement in effect as of the date hereof) of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person except for customary exceptions acceptable to the Required Financial Institutions. The amount of any capital lease or synthetic lease obligation as of any date shall be deemed to be the amount of Attributable Indebtedness (as defined in the Credit Agreement in effect as of the date hereof) in respect thereof as of such date.
“Independent Director” shall mean a member of the Board of Directors of Seller who (i) shall not have been at the time of such Person’s appointment or at any time during the preceding five years, and shall not be as long as such Person is a director of Seller, (A) a director, officer, employee, partner, shareholder, member, manager or Affiliate of any of the following Persons (collectively, the “Independent Parties”): the Servicer, any Originator, or any of their respective Subsidiaries or Affiliates (other than Seller), (B) a supplier to any of the Independent Parties, (C) a Person controlling or under common control with any partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties, or (D) a member of the immediate family of any director, officer, employee, partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties; (ii) has prior experience as an independent director for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent

Exh. I-14

to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (iii) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.
“JPMCB” means JPMorgan Chase Bank, N.A. in its individual capacity and its successors.
“Leverage Ratio” means, as of any date of determination, for Anixter and its Subsidiaries, determined on a consolidated basis and in accordance with Section 7.18 of the Credit Agreement as in effect as of the date hereof, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four Fiscal Quarters ending on or immediately prior to such date, provided that, for purposes of calculating the Leverage Ratio, Consolidated EBITDA shall be calculated on a pro forma basis (in accordance with Article 11 of Regulation S-X of the Commission) to the extent necessary to give effect to (i) any acquisition made by Anixter or any Subsidiary during such period (without giving effect to any increase in Consolidated EBITDA reflecting projected synergies resulting from such acquisition) so long as, and to the extent that, (A) Anixter delivers to the Agent (which shall promptly deliver to each Financial Institution) a summary in reasonable detail of the underlying assumptions, and the calculations made, in computing Consolidated EBITDA on a pro forma basis and (B) the Required Financial Institutions do not object to such assumptions and/or calculations within 10 Business Days after receipt thereof; and (ii) any divestiture of a Subsidiary, division or other operating unit made during such period.
“LIBO Rate” means the Chariot LIBO Rate or the SunTrust LIBO Rate, as the case may be.
“LIBOR” means, on any day, the London interbank offered rate administered by the British Bankers Association (or any other Person that takes over the administration of such rate) appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page on such screen) at approximately 11:00 a.m., London time, on the applicable date of determination, as the rate for dollar deposits in the London interbank market with a maturity comparable to the relevant interest period. In the event that such rate does not appear on such page (or on any successor or substitute page on such screen or otherwise on such screen), LIBOR shall be determined by reference to such other comparable publicly available service for displaying interest rates for dollar deposits in the London interbank market as may be selected by the Agent or, in the absence of such availability, by reference to the rate at which the Agent could borrow U.S. dollars for the relevant interest period in the London interbank market at approximately 11:00 a.m., London time, on such Business Day.
“Liquidity Agreement” means the Chariot Liquidity Agreement or any other Agreement between a Conduit and certain of its Funding Sources related to the transactions contemplated by the Transaction Documents.
“Liquidity Commitment” means, for each Financial Institution that is the member of a Purchase Group that has a Conduit, the commitment of such Financial Institution to purchase interests in respect of (or lend against) Purchaser Interests from such Conduit in an amount not to exceed (a) in the aggregate, the amount set forth opposite such Financial Institution’s name under

Exh. I-15

the Liquidity Commitment Column on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof, and (b) with respect to any individual purchase from such Conduit, its Adjusted Pro Rata Share of the Purchase Price therefor. Any Financial Institution that is a member of a Purchase Group with no Conduit shall not have any Liquidity Commitment. Any Financial Institution that is also a Conduit shall not have any Liquidity Commitment.
“Liquidity Termination Date” means May 31, 2017.
“Lock-Box” means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.
“London Banking Day” means any day on which dealings in dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Loss Horizon Ratio” means, for any Collection Period, a fraction (calculated as a percentage) computed by dividing (i) the aggregate Outstanding Balance of all Receivables generated during Applicable Loss Horizon Period by (ii) the aggregate Net Receivables Balance as at the last day of the most recently ended Collection Period.
“Loss Reserve” means, on any date, an amount equal to (x) the greater of (i) 12% and (ii) the Loss Reserve Ratio then in effect times (y) the aggregate Net Receivables Balance as of the close of business on the immediately preceding Business Day.
“Loss Reserve Ratio” means, as of any date, an amount calculated as follows:
LRR    =    Stress Factor x DPR x LHR, where
LRR    =    the Loss Reserve Ratio;

DPR	= the highest average of the Default Proxy Ratios for any three consecutive Collection Periods during the most recent twelve months; and
LHR    =    the Loss Horizon Ratio.
The Loss Reserve Ratio shall be calculated monthly in each Monthly Report and such Loss Reserve Ratio shall, absent manifest error, be effective from the corresponding Monthly Settlement Date until the next succeeding Monthly Settlement Date.
“Loss-to Liquidation Ratio” means, for any Collection Period, a fraction (calculated as a percentage) equal to (i) the aggregate Outstanding Balance of all Receivables (without duplication) which, as of the last day of such Collection Period, remain unpaid for at least one hundred twenty (120) but less than one hundred fifty (150) days from the original invoice date plus the aggregate Outstanding Balance of all Receivables (without duplication) which, consistent with the Credit and Collection Policy, were or should have been written off the Seller’s books as uncollectible and are

Exh. I-16

less than one hundred twenty (120) days past invoice date during such period, divided by (ii) the aggregate amount of Collections during such Collection Period.
“Managing Agent” means, as to any Purchase Group, the financial institution responsible for the administration of such Purchase Group. As of the date hereof, JPMCB is the Managing Agent for the members of the Chariot Purchase Group, and SunTrust is the Managing Agent for members of the SunTrust Purchase Group.
“Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of any Seller Party and its Subsidiaries, (ii) the ability of any Seller Party to perform its obligations under this Agreement, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) any Purchaser’s interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.
“Mid-Month Report” means a report, in substantially the form of Exhibit XI hereto (appropriately completed), furnished by the Servicer to the Managing Agents pursuant to Section 8.5.
“Mid-Month Report Date” has the meaning set forth in Section 8.5.
“Monthly Report” means a report, in substantially the form of Exhibit X hereto (appropriately completed), furnished by the Servicer to the Managing Agents pursuant to Section 8.5.
“Monthly Settlement Date” means the 17th day of each month, or if such day is not a Business Day, the next succeeding Business Day.
“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.
“Net Receivables Balance” means, at any time, the aggregate Outstanding Balance of Eligible Receivables at such time reduced by the aggregate amount by which the Outstanding Balance of Eligible Receivables from each Obligor and its Affiliates exceeds the Standard Concentration Limit or Special Concentration Limit for such Obligor, as the case may be.
“Non-Delayed Funding Amount” means, pursuant to a Funding Delay Notice, the amount by which a Committed Purchaser elects to delay its funding of an Incremental Purchase in excess of the aggregate amount specified in such Funding Delay Notice as committed to funding the purchase of Purchaser Interests.
“Obligations” has the meaning set forth in Section 2.1.
“Obligor” means a Person obligated to make payments pursuant to a Contract.
“Originator” means (i) Anixter, (ii) Accu-Tech or (iii) any other Person approved from time to time by the Managing Agents, in each case, in such Person’s capacity as a “Seller” party to the Receivables Sale Agreement or a Transfer Agreement.

Exh. I-17

“Outstanding Balance” means, with respect to any Receivable at any time, the then outstanding principal balance thereof.
“Outstanding Balance of Eligible Receivables” means, for purposes of the definitions of “Net Receivables Balance”, “Special Concentration Limit” and “Standard Concentration Limit”, the Outstanding Balance of all Eligible Receivables (the Outstanding Balance of an Eligible Receivable subject to any right of rescission, set-off, counterclaim or other defense as described in clause (xv) of the definition of “Eligible Receivable” being the outstanding principal balance of such Receivable less the amount of such right of rescission, set-off, counterclaim or other defense).
“Participant” has the meaning set forth in Section 12.2.
“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Pooled Commercial Paper” means Commercial Paper notes of a Conduit subject to any particular pooling arrangement by such Conduit, but excluding Commercial Paper issued by such Conduit for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by such Conduit.
“Potential Amortization Event” means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Proposed Reduction Date” has the meaning set forth in Section 1.3.
“Pro Rata Share” means, (1) for each Financial Institution, the Back-up Commitment of such Financial Institution divided by the Purchase Limit, adjusted as necessary to give effect to the application of any assignments pursuant to Article XII and (2) for each Conduit, the Group Pro Rata Share of its Purchase Group.
“Purchase Group” means a Managing Agent and its related Purchasers.
“Purchase Limit” means $300,000,000, as such amount may be increased or decreased in accordance with the provisions of Article XII.
“Purchase Notice” has the meaning set forth in Section 1.2.
“Purchase Price” means, with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to Seller for such Purchaser Interest which shall not exceed the least of the amount requested by Seller in the applicable Purchase Notice, the Unused Purchase Limit on the applicable purchase date and the excess, if any, of the Net Receivables Balance (less the Aggregate Reserves)

Exh. I-18

on the applicable purchase date over the aggregate outstanding amount of Aggregate Capital determined as of the date of the most recent Monthly Report.
“Purchaser” means any Conduit or Financial Institution, as applicable and “Purchasers” means, collectively, all Conduits and Financial Institutions.
“Purchaser Interest” means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Capital, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:
where:
C    =    the aggregate outstanding Capital of such Purchaser Interest.
AR    =    the Aggregate Reserves.
NRB    =    the Net Receivables Balance.
Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until the Amortization Date, each Purchaser Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Amortization Date. The variable percentage represented by any Purchaser Interest as computed (or deemed recomputed) as of the close of the business day immediately preceding the Amortization Date shall remain constant at all times thereafter.
“Purchasing Financial Institution” has the meaning set forth in Section 12.1(b).
“Rating Level” means, any of the following based upon the Debt Rating of Anixter then in effect:
Rating Level I: Greater than or equal to BBB- by S&P and Baa3 by Moody’s;
Rating Level II: Less than BBB- by S&P or Baa3 by Moody’s but greater than or equal to BB by S&P or Ba2 by Moody’s;
Rating Level III: Less than BB by S&P and Ba2 by Moody’s but greater than or equal to B+ by S&P and B1 by Moody’s; and

Exh. I-19

Rating Level IV: Less than B+ by S&P or B1 or by Moody’s or unrated by S&P or Moody’s.
“Ratings Request” has the meaning set forth in Section 10.2(c) hereof.
“Receivable” means all indebtedness and other obligations owed to Seller or any Originator (at the time it arises, and before giving effect to any transfer or conveyance under the applicable Transfer Agreement, the Receivables Sale Agreement or hereunder) other than Excluded Receivables or in which Seller or such Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by an Originator, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Seller treats such indebtedness, rights or obligations as a separate payment obligation.
“Receivables Sale Agreement” means that certain Second Amended and Restated Receivables Sale Agreement, dated as of May 31, 2011, between Anixter and Seller, as the same may be amended, restated or otherwise modified from time to time.
“Recharacterization” has the meaning set forth in Section 13.15(c) hereof.
“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.
“Reduction Notice” has the meaning set forth in Section 1.3.
“Regulatory Requirement” has the meaning set forth in Section 10.2(a) hereof.
“Reinvestment” has the meaning set forth in Section 2.2.
“Related Security” means, with respect to any Receivable:
(A)    all of Seller’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale of which by an Originator gave rise to such Receivable, and all insurance contracts with respect thereto,
(B)    all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or

Exh. I-20

otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,
(C)    all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,
(D)    all service contracts and other contracts and agreements associated with such Receivable,
(E)    all Records related to such Receivable,
(F)    all of Seller’s right, title and interest in, to and under the applicable Transfer Agreement and the Receivables Sale Agreement in respect of such Receivable, and
(G)    all proceeds of any of the foregoing.
“Rental Expense” means, for any period, the total rental expense for operating leases of the Consolidated Group on a consolidated basis, as determined in accordance with Agreement Accounting Principles.
“Report” means a Monthly Report, a Mid-Month Report, a Weekly Report or a Daily Report, as applicable.
“Required Financial Institutions” means, at any time, (a) if any Conduit holds any Purchaser Interests, the Managing Agent for each such Conduit and Financial Institutions with Back-Up Commitments greater than 50% of the Purchase Limit, and (b) if no Conduit holds any Purchaser Interests, Financial Institutions with Back-up Commitments greater than 50% of the Purchase Limit.
“Required Rating” has the meaning set forth in Section 10.2(c) hereof.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department

Exh. I-21

of the Treasury, the U.S. Department of State, the or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.
“Seller” has the meaning set forth in the preamble to this Agreement.
“Seller Parties” has the meaning set forth in the preamble to this Agreement.
“Servicer” means at any time the Person (which may be the Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.
“Servicer Reserve” means, on any date, an amount equal to (a) if Anixter or any Affiliate of Anixter is the Servicer on such date, the product of (x) 0.37% and (y) the Outstanding Balance of all Receivables generated during the most recently ended Collection Period immediately preceding such date, or (b) if a Person other than Anixter or any Affiliate of Anixter is the Servicer on such date, the product of (i) 0.33% and (ii) the Outstanding Balance of all Receivables as at the end of the most recently ended Collection Period immediately preceding such date, or such other amount as the Managing Agents shall determine in its reasonable judgment.
“Servicing Fee” has the meaning set forth in Section 8.6.
“Settlement Date” means each Monthly Settlement Date.
“Significant Subsidiary” has the meaning set forth in Regulation S-X of the Securities and Exchange Commission, 17 C.F.R. Part 210, as in effect on the date hereof.
“Special Concentration Limit” means, at any time, with respect to any Special Obligor, a dollar amount equal to a percentage of the aggregate Outstanding Balance of Eligible Receivables or such other limit as the Agent may designate for such Special Obligor; provided, that any Managing Agent may, upon notice to Seller, cancel or reduce any Special Concentration Limit. As of May 31, 2012, the Special Concentration Limits described on the table below are in effect:

Special Obligor	Special Concentration Limit
Walgreen Co.	6% of the aggregate Outstanding Balance of Eligible Receivables
Cummins Inc.	6% of the aggregate Outstanding Balance of Eligible Receivables
All governments and governmental subdivisions or agencies collectively	1% of the aggregate Outstanding Balance of Eligible Receivables

“Special Obligor” means any Obligor as may be designated by the Managing Agents from time to time as a “Special Obligor.” As of May 31, 2012, the following Obligors are “Special

Exh. I-22

Obligors”: (i) Walgreen Co., so long as the Debt Rating of Walgreen Co. is greater than or equal to BBB- by S&P and greater than or equal to Baa3 by Moody’s, (ii) Cummins Inc., so long as the Debt Rating of Cummins Inc. is greater than or equal to BBB- by S&P and greater than or equal to Baa3 by Moody’s and (iii) all governments and governmental subdivisions or agencies collectively.
“Standard Concentration Limit” means, at any time, with respect to any Obligor other than a Special Obligor, 3% of the aggregate Outstanding Balance of Eligible Receivables at such time.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System of the United States of America (the “Board”) to which the Financial Institution (or, with respect to any Conduit, the bank which consolidates such Conduit) is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Purchases for which Yield is calculated based on the Chariot LIBO Rate shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Financial Institution (or, with respect to any Conduit, the bank which consolidates such Conduit) under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Stress Factor” means, as of any date, (i) if the Servicer’s Debt Ratings are greater than or equal to BB- and Ba3 as of such date, 2.0 and (ii) at all other times, 2.25.
“Subsidiary” means, with respect to any Person, (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of Anixter.
“SunTrust” has the meaning set forth in the preamble to this Agreement.
“SunTrust Bank” means SunTrust Bank in its individual capacity and its successors.
“SunTrust Broken Funding Costs” means if:
(i)    any request for an Incremental Purchase is made and such Incremental Purchase does not occur; or
(ii)    any Incremental Purchase or Reinvestment, has its principal reduced without compliance by Seller with the notice requirements hereunder,

Exh. I-23

then, the amount of “SunTrust Broken Funding Costs” related thereto shall be equal to the excess, if any, of (1) the fees that would have accrued, assuming that, as applicable, such Incremental Purchase or Reinvestment had occurred, or such reduction had occurred in compliance with the notice requirements hereunder, over (2) the income, if any, actually received during the remainder of such period by the members of the SunTrust Purchase Group from investing the principal related to, as applicable, such Incremental Purchase that did not occur or such reduction that occurred without compliance with the notice requirements hereunder. All SunTrust Funding Costs shall be due and payable hereunder upon demand.
“SunTrust Federal Funds Rate” means, for any day the greater of (i) the average rate per annum as determined by SunTrust Bank at which overnight Federal funds are offered to SunTrust Bank for such day by major banks in the interbank market, and (ii) if SunTrust Bank is borrowing overnight funds from a Federal Reserve Bank that day, the average rate per annum at which such overnight borrowings are made on that day. Each determination of the SunTrust Federal Funds Rate by SunTrust Bank shall be conclusive and binding on the Seller except in the case of manifest error.
“SunTrust LIBO Rate” means, for any day of any Accrual Period, an interest rate per annum equal to the product of (i) LIBOR for a three month interest period on such day (or if such day is not a Business Day, the immediately preceding Business Day), multiplied by the (ii) the Statutory Reserve Rate.
“SunTrust Prime Rate” means, as of any date of determination, the rate of interest most recently announced by SunTrust Bank at its principal office in Atlanta, Georgia as its prime rate (it being understood that at any one time there shall exist only one such prime rate so announced, which rate is not necessarily intended to be the lowest rate of interest determined by SunTrust Bank in connection with extensions of credit).
“SunTrust Purchase Group” means SunTrust and each of the other Financial Institutions (if any) identified as a member of the SunTrust Purchase Group on Schedule A hereto, together with each of their respective successors, assigns and participants. The SunTrust Purchase Group does not include a Conduit.
“Terminating Financial Institution” means (i) any Non-Renewing Financial Institution which has not assigned all of its rights and obligations hereunder pursuant to Article XII, and (ii) if a “purchaser” or “lender” party to a Liquidity Agreement, a Financial Institution (a) to which the related Conduit has assigned such Financial Institution’s Pro Rata Share of the Purchaser Interests then held by such Conduit, or (b) which, pursuant to the applicable Liquidity Agreement, has had its Liquidity Commitment under the Liquidity Agreement and Back-up Commitment hereunder terminated by the Conduit, in either such case in connection with such Financial Institution’s decision not to renew its Liquidity Commitment under such Liquidity Agreement or its Back-up Commitment hereunder.
“Termination Date” has the meaning set forth in Section 2.2.
“Termination Percentage” has the meaning set forth in Section 2.2.

Exh. I-24

“Transaction Documents” means, collectively, this Agreement, each Purchase Notice, each Transfer Agreement, the Receivables Sale Agreement, each Collection Account Agreement, the Fee Letter, the Subordinated Notes (as defined in the Receivables Sale Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith.
“Transfer Agreement” means (a) the Accu-Tech Transfer Agreement and (b) each other receivables transfer agreement entered into from time to time between an Originator (other than Anixter) approved by the Agent, and Anixter, in form and substance satisfactory to the Agent, as the same may be amended, restated or otherwise modified from time to time.
“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.
“Unused Back-up Commitment” means, with respect to any Financial Institution at any time, such Financial Institution’s Back-up Commitment at such time minus such Financial Institution’s Pro Rata Share of the Aggregate Capital outstanding at such time.
“Unused Purchase Limit” means, at any time, the Purchase Limit at such time minus the Aggregate Capital outstanding at such time.
“Weekly Period” means, a period commencing on a Monday and ending on the immediately following Sunday.
“Weekly Report” means a report, in the form agreed to by the Servicer and the Managing Agents from time to time (appropriately completed), furnished by the Servicer to the Managing Agents pursuant to Section 8.5.
“Yield” means for each respective Accrual Period for any Purchaser, an amount equal to the product of the applicable Discount Rate for each Purchaser Interest multiplied by the Capital of such Purchaser Interest for each day elapsed during such Accrual Period, annualized on a 360 day basis.
“Yield Reserve” means, on any date, an amount equal to the product of (a) the Purchase Limit and (b) 1.875%.
All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.

Exh. I-25

EXHIBIT II
FORM OF PURCHASE NOTICE
[Date]
JPMorgan Chase Bank, NA, as Managing Agent
Chase Tower
Asset‑Backed Finance
Chicago, Illinois 60670‑0596
SunTrust Robinson Humphrey, Inc., as Managing Agent
303 Peachtree Street, 24th Floor
Mail Code 3950
Atlanta, Georgia 30308
Attention:
Re: PURCHASE NOTICE
Ladies and Gentlemen:
Reference is hereby made to the Second Amended and Restated Receivables Purchase Agreement, dated as of May 31, 2011, by and among ANIXTER RECEIVABLES CORPORATION, a Delaware corporation (the “Seller”), ANIXTER INC., as Servicer, the Financial Institutions, CHARIOT FUNDING LLC (a “Conduit”), certain Financial Institutions parties thereto, JPMORGAN CHASE BANK, N.A. (“JPMCB”) and SUNTRUST ROBINSON HUMPHREY, INC., as Managing Agents and JPMCB, as Agent for the Conduits and Financial Institutions (the “Receivables Purchase Agreement”). Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.
The Managing Agents are hereby notified of the following Incremental Purchase:

Purchase Price:	$_______________________________________
Date of Purchase:	_______________________________________
Requested Discount Rate:	[LIBO Rate] [Base Rate]
Please credit the Purchase Price in immediately available funds to our Facility Account [and then wire-transfer the Purchase Price in immediately available funds on the above-specified date of purchase to:
[Account Name]
[Account No.]

Exh. II-1

[Bank Name & Address]
[ABA #]
Reference:
Telephone advice to: [Name] @ tel. No. ( )
Please advise [Name] at telephone no ( ) _________________ if the Conduits will not be making this purchase.
In connection with the Incremental Purchase to be made on the above listed “Date of Purchase” (the “Purchase Date”), the Seller hereby certifies that the following statements are true on the date hereof, and will be true on the Purchase Date (before and after giving effect to the proposed Incremental Purchase):
(i)    the representations and warranties of the Seller set forth in Section 5.1 of the Receivables Purchase Agreement are true and correct on and as of the Purchase Date as though made on and as of such date;
(ii)    no event has occurred and is continuing, or would result from the proposed Incremental Purchase, that will constitute an Amortization Event or a Potential Amortization Event;
(iii)    the Facility Termination Date has not occurred, the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%; and
(iv)    the amount of Aggregate Capital is $_________ after giving effect to the Incremental Purchase to be made on the Purchase Date.
Very truly yours,
Anixter Receivables Corporation
By:
Name:
Title:

Exh. II-2

EXHIBIT III
PLACES OF BUSINESS OF THE SELLER PARTIES;
LOCATIONS OF RECORDS;
FEDERAL EMPLOYER IDENTIFICATION NUMBER(S)
Places of Business:

Anixter Inc.
2301 Patriot Boulevard
Glenview, IL 60026
Anixter Receivables Corporation
c/o Anixter Inc.
2301 Patriot Boulevard
Glenview, IL 60026

Locations of Records:

Anixter Inc.
2301 Patriot Boulevard
Glenview, IL 60026

Anixter Receivables Corporation
c/o Anixter Inc.
2301 Patriot Boulevard
Glenview, IL 60026

Federal Employer Identification Number:

Anixter Inc.
36-2361285

Anixter Receivables Corporation
36-4394155

Corporate, Partnership Trade and Assumed Names:

Anixter Inc.
Wirexpress
Anixter Wire & Cable
Anixter Logistic Services
Anixter Integrated Supply
Anixter Pentacon
Anixter Fasteners

Exh. III-1

Anixter Receivables Corporation
N/A
State of Incorporation/Organizational Identification Number (if any):
Anixter Inc.
Delaware
0664128
Anixter Receivables Corporation
Delaware
3287122

Exh. III-2

EXHIBIT IV
NAMES OF COLLECTION BANKS; COLLECTION ACCOUNTS

Bank Name	Address	ABA	Account Name	Lockbox ID #	Account #	Account Type	Lockbox Address	Lockbox Agreements
Bank of America, N.A.	231 South LaSalle St. Chicago, IL 60697	26009593	Credit Card		8666000209	Deposit		N/A
			Depository	98908	8666600206	Deposit	P.O. Box 98908 840 Canal Chicago, IL 60693	Yes
Bank of America, N.A.	1401 Elm Street Dallas, TX 75202	26009593	WireXpress	847481	3751592314	Deposit	P.O. Box 847481 Dallas, TX 75284-7481	Yes
			Depository	847428	3751592291	Deposit	P.O. Box 847428 Dallas, TX 75284-7428	Yes
			Accutech Wire Transfer		3750777965	Deposit		N/A
			Accutech Credit Card		3750777981	Deposit		N/A
			Accutech Corp	840781	3750905180	Deposit	P.O. Box 840781 Dallas, TX 75284-7428	Yes

Exh. IV-1

EXHIBIT V
FORM OF COMPLIANCE CERTIFICATE
To: JPMorgan Chase Bank, N.A., as Agent
This Compliance Certificate is furnished pursuant to that certain Second Amended and Restated Receivables Purchase Agreement, dated as of May 31, 2011, by and among ANIXTER RECEIVABLES CORPORATION, a Delaware corporation (the “Seller”), ANIXTER INC., as Servicer, the Financial Institutions, CHARIOT FUNDING LLC and (a “Conduit”), certain Financial Institutions parties thereto, JPMORGAN CHASE BANK, N.A. (“JPMCB”) and SUNTRUST ROBINSON HUMPHREY, INC. (“SunTrust”), as Managing Agents and JPMCB, as Agent for the Conduits and Financial Institutions (the “Agreement”, capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Agreement).
THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.	I am the duly elected __________ of Seller.

2.
I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Seller and its Subsidiaries during the accounting period covered by the attached financial statements.

3.
The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Potential Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 5 below.

4.
Schedule I attached hereto sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

5.
Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Seller has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this      day of     ,      .

Exh. V-1

SCHEDULE I TO COMPLIANCE CERTIFICATE

A.
Schedule of Compliance as of __________, ____ with Section ___ of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

This schedule relates to the month ended: ____________

Exh. V-2

EXHIBIT VI
[RESERVED]

Exhibit VI-1

EXHIBIT VII
FORM OF ASSIGNMENT AGREEMENT
THIS ASSIGNMENT AGREEMENT (this “Assignment Agreement”) is entered into as of the ___ day of ____________, ____, by and between _____________________ (“Assignor”) and __________________ (“Assignee”).
PRELIMINARY STATEMENTS
A.This Assignment Agreement is being executed and delivered in accordance with Section 12.1(b) of that certain Second Amended and Restated Receivables Purchase Agreement, dated as of May 31, 2011, by and among ANIXTER RECEIVABLES CORPORATION, a Delaware corporation (the “Seller”), ANIXTER INC., as Servicer, the Financial Institutions, CHARIOT FUNDING LLC (a “Conduit”), certain Financial Institutions parties thereto, JPMORGAN CHASE BANK, N.A. (“JPMCB”) and SUNTRUST ROBINSON HUMPHREY, INC. (“SunTrust”), as Managing Agents and JPMCB, as Agent for the Conduits and Financial Institutions (as amended, modified or restated from time to time, the “Purchase Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Purchase Agreement.
B.    Assignor is a Financial Institution party to the Purchase Agreement. Assignee wishes to become a Financial Institution thereunder; and
C.    Assignor is selling and assigning to Assignee an undivided ____________% (the “Transferred Percentage”) interest in all of Assignor’s rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, Assignor’s Back-up Commitment and Liquidity Commitment and (if applicable) the Capital of Assignor’s Purchaser Interests as set forth herein.
AGREEMENT
The parties hereto hereby agree as follows:
1.The sale, transfer and assignment effected by this Assignment Agreement shall become effective (the “Effective Date”) two (2) Business Days (or such other date selected by the Agent in its sole discretion) following the date on which a notice substantially in the form of Schedule II to this Assignment Agreement (“Effective Notice”) is delivered by the Agent to Conduit or Conduits which are in Assignor’s Purchase Group, Assignor and Assignee. From and after the Effective Date, Assignee shall be a Financial Institution party to the Purchase Agreement for all purposes thereof as if Assignee were an original party thereto and Assignee agrees to be bound by all of the terms and provisions contained therein.
2.    If Assignor has no outstanding Capital under the Purchase Agreement, on the Effective Date, Assignor shall be deemed to have hereby transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and the

Exh. VII-1

Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor’s Back-up Commitment and Liquidity Commitment and all rights and obligations associated therewith under the terms of the Purchase Agreement, including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under Section 4.1 of the Purchase Agreement.
3.    If Assignor has any outstanding Capital under the Purchase Agreement, at or before 12:00 noon, local time of Assignor, on the Effective Date Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of the outstanding Capital of Assignor’s Purchaser Interests (such amount, being hereinafter referred to as the “Assignee’s Capital”); (ii) all accrued but unpaid (whether or not then due) Yield attributable to Assignee’s Capital; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of Assignee’s Capital for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date (the “Assignee’s Acquisition Cost”); whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor’s Back-up Commitment and Liquidity Commitment and the Capital of Assignor’s Purchaser Interests (if applicable) and all related rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under Section 4.1 of the Purchase Agreement.
4.    Concurrently with the execution and delivery hereof, Assignor will provide to Assignee copies of all documents requested by Assignee which were delivered to Assignor pursuant to the Purchase Agreement.
5.    Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.
6.    By executing and delivering this Assignment Agreement, Assignor and Assignee confirm to and agree with each other, the Agent, the Managing Agents and the Financial Institutions as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Purchase Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Assignee, the Purchase Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (b) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller, any Obligor, any Affiliate of Seller or the performance or observance by the Seller, any Obligor, any Affiliate of Seller of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c) Assignee confirms that it has received a copy of the Purchase Agreement and copies

Exh. VII-2

of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) Assignee will, independently and without reliance upon the Agent, any Conduit, any Managing Agent, the Seller or any other Financial Institution or Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Purchase Agreement and the Transaction Documents; (e) Assignee appoints and authorizes the Agent and the Managing Agent of Assignor’s Purchase Group to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Agent and such Managing Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) Assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Purchase Agreement and the other Transaction Documents, are required to be performed by it as a Financial Institution or, when applicable, as a Purchaser.
7.    Each party hereto represents and warrants to and agrees with the Agent and the Managing Agent of its Purchase Group that it is aware of and will comply with the provisions of the Purchase Agreement (including, without limitation, Sections 4.1 and 14.6 thereof).
8.    Schedule I hereto sets forth the revised Back-up Commitment and Liquidity Commitment of Assignor and the Back-up Commitment and Liquidity Commitment of Assignee, as well as administrative information with respect to Assignee.
9.    THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.
10.    Assignee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of Company, it will not institute against, or join any other Person in instituting against, Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Exh. VII-3

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.
[ASSIGNOR]
By:
Title:
[ASSIGNEE]
By:
Title:

Exh. VII-4

SCHEDULE I TO ASSIGNMENT AGREEMENT
LIST OF LENDING OFFICES, ADDRESSES
FOR NOTICES AND COMMITMENT AMOUNTS
Date: _______________, ____
Transferred Percentage:    ________%

	A-1	A-2	A-3	A-4	B-1	B-2
Assignor	Back-up Commitment (prior to giving effect to the Assignment Agreement)	Back-up Commitment (after giving effect to the Assignment Agreement)	Liquidity Commitment (prior to giving effect to the Assignment Agreement)	Liquidity Commitment (after giving effect to the Assignment Agreement)	Outstanding Capital (if any)	Ratable Share of Outstanding Capital

		A-2		A-4	B-1	B-2
Assignee		Back-up Commitment (after giving effect to the Assignment Agreement)		Liquidity Commitment (after giving effect to the Assignment Agreement)	Outstanding Capital (if any)	Ratable Share of Outstanding Capital

Address for Notices

Attention:
Phone:
Fax:

Exh. VII-5

SCHEDULE II TO ASSIGNMENT AGREEMENT
EFFECTIVE NOTICE
TO:________________________, Assignor
________________________
________________________
________________________
TO:________________________, Assignee
________________________
________________________
________________________
The undersigned, as Agent under the Second Amended and Restated Receivables Purchase Agreement, dated as of May 31, 2011, by and among Anixter Receivables Corporation, a Delaware corporation (the “Seller”), Anixter Inc., as Servicer, the Financial Institutions, CHARIOT FUNDING LLC (a “Conduit”), certain Financial Institutions parties thereto, JPMORGAN CHASE BANK, N.A. (“JPMCB”) and SUNTRUST ROBINSON HUMPHREY, INC. (“SunTrust”), as Managing Agents and JPMCB, as Agent for the Conduits and Financial Institutions, hereby acknowledges receipt of executed counterparts of a completed Assignment Agreement dated as of ____________, ____ between __________________, as Assignor, and __________________, as Assignee. Terms defined in such Assignment Agreement are used herein as therein defined.
1.    Pursuant to such Assignment Agreement, you are advised that the Effective Date will be ______________, ____.
2.    The Managing Agent, on behalf of the affected Conduit(s), hereby consents to the Assignment Agreement as required by Section 12.1(b) of the Receivables Purchase Agreement.

Exh. VII-6

[3.    Pursuant to such Assignment Agreement, the Assignee is required to pay $____________ to Assignor at or before 12:00 noon (local time of Assignor) on the Effective Date in immediately available funds.]
Very truly yours,
JPMORGAN CHASE BANK, N.A., individually and as Agent [and as Managing Agent]
By: ___________________________
Title: __________________________
SUNTRUST ROBINSON HUMPHREY, INC., as Managing Agent
By: ____________________________
Title:

Exh. VII-7

EXHIBIT VIII
CREDIT AND COLLECTION POLICY
See Exhibit V to Receivables Sale Agreement

Exh. VIII-1

EXHIBIT IX
FORM OF CONTRACT(S)
See Attached

Exh. IX-1

ANIXTER

Invoice

SHIPPED FROM:
FOR CUSTOMER SERVICE CALL:

SOLD TO	SHIP TO

CUSTOMER NUMBER	CUSTOMER P.O. NUMBER	SALES TAX RATE / TAX EXEMPT NUMBER	PAYMENT TERMS	PAGE	OF	INVOICE DATE	OUR INVOICE NUMBER

PROJECT NUMBER	CARRIER	SHIPPING TERMS	F.O.B. POINT	SHIP LOC	SALES REP	OUR SALES ORDER NUMBER

LINE	PART NUMBER	ORDER QTY	SHIPPED QTY	BACK ORDERED	PART NUMBER & DESCRIPTION	PRICE	AMOUNT

SALES TOTAL	SALES TAX	SHIPPING CHARGES	SEND REMITTANCE TO	PLEASE PAY WITHIN TERMS
			ANIXTER INC. P.O. BOX 847428 DALLAS, TX 75284-7428 REFERENCE 9 DIGIT INVOICE NBR	
REEL CHARGES	OTHER CHARGES			

PLEASE RETURN ONE COPY OF THIS INVOICE WITH YOUR REMITTANCE
THIS INVOICE IS SUBJECT EXCLUSIVELY TO THE TERMS AND CONDITIONS ON THE BACK, INCLUDING LIMITING WARRANTIES

ORIGINAL INVOICE

Exh. IX-2

TERMS AND CONDITIONS OF SALE

1. Your order is accepted, but acceptance is expressly conditioned upon acceptance by you of these terms and conditions, and any additional terms, conditions, instructions or specifications contained in any quotation or proposal previously issued by Seller to Buyer related to your order (collectively, the "Terms"). The agreement between Seller and Buyer (the "contract") with respect to the products (the "products") and/or services (the "services") shall consist of the Terms together with any additions or revisions of such terms mutually agreed to in writing by Seller and Buyer. Seller objects to and shall not be bound by any additional or different terms, whether printed or otherwise, in any purchase order or other communication from Buyer to Seller unless specifically agreed to by Seller in writing. Prior courses of dealing, and verbal agreements not reduced to a writing signed by Seller, to the extent they modify, add to or detract from the contract, shall not be binding on Seller. Failure by Seller to exercise any right or remedy under the contract will not be deemed a waiver of such right or remedy unless in a writing signed by Seller, nor shall any waiver be implied from the acceptance of any payment. No waiver by Seller of any right shall extend to or affect any other right, nor shall a waiver by Seller of any breach extend to any subsequent similar or dissimilar breach. The contract shall be for the benefit of Seller and Buyer and not for the benefit of any other person. Buyer may not assign this contract without the express written approval of Seller. Any provision of this contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be limited or eliminated to the minimum extent required by that jurisdiction, and the remaining provisions of the contract will remain in full force and effect.

2. This contract may not be modified or rescinded except by a writing signed by Seller and Buyer. If all or part of the contract is terminated by such modification or rescission, Buyer, in the absence of a contrary written agreement between Seller and Buyer, shall pay termination charges based upon cost determined by accepted accounting principles, plus a reasonable profit on the entire order. Cost shall include any amount Seller must pay to its suppliers due to any termination by Seller of a purchase order for products or services intended for Buyer.

3. Buyer shall pay the purchase price for products and services within thirty (30) days from the date of invoice. Cash discounts do not apply to cases, reels, spools or transportation charges. The purchase price for the products is F.O.B. first point of shipment unless otherwise agreed to in writing. Seller reserves the right to modify or withdraw credit terms at any time without notice and to require guarantees, security or payment in advance in the amount of sale. Seller may setoff any amount due from Buyer to Seller, whether or not under this contract, from any amounts due to Buyer. Title to and risk of loss of the products pass to Buyer upon delivery to the carrier at Seller's facility. Title to any software shall remain with the licensor and Buyer shall be granted a license for the software according to the license agreement for such software. Buyer agrees to be bound by any license terms pertaining to software sold hereunder. In the event Buyer fails to pay the total purchase price within said thirty (30) day period, the maximum allowable charge and/or interest allowed by applicable laws shall be applied to all past due accounts commencing from the due date of the invoice until paid. Seller shall also be entitled, in addition to all other remedies available at law or in equity, to recover reasonable attorneys' fees and/or other expenses in collecting the purchase price or otherwise enforcing or successfully defending itself in respect of this contract.

4. Any tax or other governmental charge upon the provision of services, or the production, sale, shipment, transfer, consumption, or use of the products which Seller is required to pay or collect from Buyer shall be paid by Buyer to Seller, unless Buyer furnishes Seller with exemption certificates acceptable to taxing authorities. Such amount shall be due whether or not included on the invoice.

5. Shipping date or other applicable performance date is estimated on the basis of immediate receipt by Seller of Buyer's order and all information, drawings and approvals to be furnished by Buyer, and the absence of delays, direct or indirect, resulting from or contributed to by circumstances beyond Seller's reasonable control. Seller will in good faith endeavor to ship products or perform services by the estimated date. Seller shall have the right to make partial shipments. All changes in specifications or estimated shipping or performance date will be by mutual written agreement of Seller and Buyer and where such changes affect Seller's time or cost of performance, an equitable adjustment in estimated shipping/performance date or purchase price, or both, will be made. Upon reasonable notice from Buyer, Seller will afford Buyer an opportunity to inspect products at Seller's facility. If no packaging, loading or bracing requirements are stated, Seller will comply with minimum specifications for the method of transportation specified. If no method of transportation is specified, shipment will be by a reasonable method of transportation.

6. Buyer shall submit all claims for shortages in writing to Seller within thirty (30) days from the date that Buyer receives the products; otherwise such claims shall be waived. Quantities are subject to normal manufacturer allowances. In the case of wire and cable, such allowances are plus 10% and minus 5%. The purchase price for products will equal the unit price multiplied by the quantity shipped. Installation and final inspection of products prior to installation will be Buyer's obligation.

7. Seller passes on and assigns to Buyer the warranties made to Seller by its suppliers, which at a minimum, include a warranty that the products at the time of shipment to Buyer will be free from defects in materials and workmanship, and will be materially in accordance with specifications provided by the manufacturer. Seller's warranty in its entirety shall be deemed limited to and shall not extend beyond such manufacturers' warranties. The length of the warranty period will be the length established by the manufacturer of the product and if no length is specified by the manufacturer, shall in no event extend beyond one (1) year from the date of shipment. Buyer shall proceed exclusively and directly against such supplier at Seller's request. This warranty does not cover wear and tear and shall be ineffective and shall not apply to products that have been subjected to misuse or abuse, neglect, accident, damage, improper installation, or maintenance. Buyer will inspect the products upon delivery and will promptly notify Seller in writing of any defect in the products. Seller's sole obligation under these warranties will be limited to either, at Seller's option and expense, repairing or furnishing a replacement for the products or parts thereof which Seller reasonably determines do not conform to these warranties, and Buyer's exclusive remedy for breach of any such warranties will be enforcement of such obligation of Seller. All transportation costs of and in-transit risk of loss and damage to products or parts thereof returned for warranty repair, and to such repaired or replacement products or parts thereof returned to Buyer, will be borne by Buyer. No agent, employee or representative of Seller has any authority to bind Seller to any representation, affirmation or warranty concerning the products and any such representation, affirmation or warranty shall not be deemed to have become part of the basis of this contract and shall be unenforceable. Seller will perform the services in accordance with Seller's customary procedures. Seller makes no warranty that software will operate uninterrupted or error free. THE FOREGOING WARRANTIES ARE EXCLUSIVE AND IN LIEU OF, AND BUYER WAIVES, ALL OTHER WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND OF ANY OTHER TYPE, WHETHER EXPRESS OR IMPLIED, ARISING BY LAW (STATUTORY OR OTHERWISE) AND WHETHER OR NOT OCCASIONED BY SELLER'S NEGLIGENCE.

8. IN NO EVENT SHALL SELLER OR ITS SUPPLIERS BE LIABLE FOR SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE, OR CONSEQUENTIAL DAMAGES, HOWEVER ARISING, INCLUDING SUCH DAMAGES OCCASIONED BY SELLER'S NEGLIGENCE, nor shall Seller's liability on any claims for damages arising out of or connected with the contract or the manufacture, sale, delivery or use of the products exceed the purchase price of the products and/or services giving rise to the claim. Seller shall not be liable for any failure to perform its obligations under the contract resulting directly or indirectly from or contributed to acts of God, acts of Buyer, civil or military authority, fires, strikes or other labor disputes, accidents, floods, war, riot, inability to secure material or transportation facilities, acts or omissions of carriers, or any other circumstances beyond Seller's reasonable control. Seller shall have no liability under this contract than otherwise expresaly provided in this contract.

9. Seller will hold Buyer harmless against any rightful claim of any third person by way of infringement of any United States Letters Patent by products which are of Seller's own manufacture, but if Buyer furnishes specifications to Seller, Buyer will hold Seller harmless against any such claim which arises out of compliance with the specifications; provided that the party seeking to be held harmless notifies the other party and gives it the right to defend. Seller makes no warranty that the products will be delivered free of the rightful claim of any third party by way of infringement of any intellectual property rights or the like. Seller's obligation under this paragraph shall not apply to any infringement consisting of the use of products as part of goods manufactured by Buyer or others.

10. Buyer understands that products supplied by Seller may be subject to the jurisdiction of U.S. export controls and trade sanctions, and Buyer represents and warrants that it will not violate U.S. export-related laws with respect to products supplied by Seller.

11. Buyer will not disclose or make available to any third party Seller's data or other proprietary information without Seller's prior written authorization.

12. This contract shall be governed by the Uniform Commercial Code ("UCC") as adopted in the State of Seller's principal place of business as effective and in force on the contract date. Wherever a term defined by said UCC is used in these terms and conditions, the definition contained in the UCC is to control. Any action for breach of the contract or any covenant or warranty must be commenced within one (1) year after the cause of action accrues.

Exh. IX-3

Accu-Tech®

We're Known by the Companies We Keep

1495 HEMBREE ROAD, SUITE 100
ROSWELL, GA 30076
(770) 740-2240
TOLL FREE - 1-888-222-8832
FAX - (770) 740-2260

PLEASE REMIT TO:
ACCU-TECH CORPORATION
P.O. BOX 840781
DALLAS, TX 75284-0781

INVOICE NO.	
INVOICE DATE	
SALES ORDER NO.	
CUSTOMER NO.	
PAGE	

SALES INVOICE

FOR CUSTOMER SERVICE CALL: (713) 647-9995

SOLD TO

SHIP TO

CUSTOMER P.O. NUMBER	SHIP DATE	SLSP.	TERMS	SHIP VIA	FREIGHT TERMS

LINE	PART NUMBER	DESCRIPTION	QTY. TO SHIP	QTY. SHIPPED	QTY. B/O	UM	EXTENSION

MERCHANDISE SUB TOTAL	
SALES TAX	
SHIPPING	
REEL	
OTHER	
TOTAL DUE	

SEE REVERSE SIDE FOR TERMS AND CONDITIONS

OUR DELINQUENT ACCOUNTS ARE REFERRED TO DUN & BRADSTREET COMMERCIAL COLLECTIONS.

Thank You for your business!

Exh. IX-4

Accu-Tech Terms and Conditions of Sale

1. All orders are subject to acceptance of Corporate Offices in Roswell, GA

2. Prices shown on quotations or on acknowledgement of orders are Accu-Tech Corporation prices in effect on the date the quotation is made or the order is acknowledge. Shipments will be billed and paid for at Accu-Tech Corporation's price in effect on the dates shipments are made. Unless otherwise specified quotations are based on Accu-Tech Corporation's standard commercial domestic packing. Stenographic and clerical errors are subject to correction. Prices are effective when issued and subject to change without notice. Georgia law shall cover this transaction.

3. Delivery and shipment dates indicated on quotations or on acknowledgements of orders are estimates only and are not guaranteed. In the event that there are any delays in the deliveries, Accu-Tech Corporation shall not be liable therefore and the Buyer agrees to accept such deliveries when made by Accu-Tech Corporation. If Accu-Tech Corporation's failure to perform arises out of causes beyond the control and without the fault or negligence of Accu-Tech Corporation such causes including, but not restricted to, acts of God or of the public enemy, acts of the Government in ether its sovereign or contractual capacity, fires, floods epidemics, quarantine restrictions, strikes, freight embargoes, and unusually severe weather, Accu-Tech Corporation may cancel Buyer's order in whole or in part without liability to either party. Buyer may terminate an order only by mutual written agreement based upon payment to Accu-Tech Corporation of reasonable and proper termination charge.

4. Payment of each invoice whether or not such invoice covers the entire order shall be made in accordance with the terms on the invoice.

5. Buyer shall pay the purchase price for the products within thirty (30) days from the date of invoice, and for the services within thirty (30) days from the date the services are rendered. Cash discounts do not apply to cases, reels, spools or transportation charges. The purchase price for the products is F.O.B. first point of shipment unless otherwise agreed to in writing. Accu-Tech Corporation reserves the right to modify or withdraw credit terms at any time without notice and to require guarantees, security or payment in advance of the amount of sale. Accu-Tech Corporation may setoff any amount due from Buyer to Accu-Tech Corporation, whether or not under this contract, from any amounts due to Buyer under this contract. Title to and risk of loss of the products pass to Buyer upon delivery to the carrier at Accu-Tech Corporation's facility. Title to any software shall remain with the licensor and Buyer shall be granted a license for the software according to the license agreement for such software. Buyer agrees to be bound by any license terms pertaining to software sold hereunder. In the event Buyer fails to pay the total purchase price within said thirty (30) day period, the maximum allowable service charge allowed by applicable laws shall be applied to all past due accounts commencing from the due date of the invoice until paid. Accu-Tech Corporation shall also be entitled, in addition to all other remedies available at law or in equity, to recover reasonable attorneys' fees and/or other expenses in collecting the purchase price or otherwise enforcing or successfully defending itself in respect of this contract.

6. Accu-Tech Corporation intends to supply cable in continuous lengths per spool or reel put-ups out cannot guarantee that each shipment will contain only continuous length material. In any instance where a spool or reel contains more than one length, a tag or label is affixed clearly indicating the exact lengths of the pieces contained and the total quantity of material contained If only continuous length material is required the order must state this Hook-up wires may be supplied in non-continuous lengths with the lengths indicated on the spool. Spools of Teflon wire may contain more than one piece per thousand feet length and may vary 10% from length shown.

7. Special constructions and catalog variation represent specific factory production are not off the shelf shipments and are non-cancelable. Accu-Tech Corporation reserves the right to follow the wire industry practice of shipping within plus or minus 10% of the overall quantity ordered in the case of special length requirements, and or special constructions, 15% of the ordered lengths may be shipped in random length reels or spools Unless agreed to in writing special constructions and/or catalog variations will not be retained on Accu-Tech Corporation's premises beyond 90 days of manufacture. During this 90 day period, Accu-Tech Corporation will store the special constructions and/or catalog variations without charge to but as regards damage or loss, at the risk of Buyer.

8. Accu-Tech Corporation will endeavor to make products available as ordered to meet Buyer's requirements, but reserves the right to allot its production as it deems best Buyer agrees that Accu-Tech Corporation shall not be liable or responsible to Buyer to any extent upon failure to supply to Buyer any amounts which may be agreed upon from time to time or making only part shipment against any order of Buyer.

9. Products furnished hereunder shall be within tolerances, limits and sizes established by industry specifications.

10. Accu-Tech Corporation passes on and assigns to Buyer the warranties made to Accu-Tech Corporation by its suppliers, which at a minimum, include a warranty that the products at the time of shipment to Buyer will be free from defects in materials and workmanship, and will be materially in accordance with specifications provided by the manufacturer. This warranty will not extend past one (1) year from shipment date, does not cover wear and tear and shall be ineffective and non-applicable to products or packaging that have been subjected to misuse or abuse, neglect, damage improper installation, or maintenance. Furthermore, Accu-Tech Corporation shall not be liable for any consequential damages, loss or expenses arising in connection with the sale, reuse or inability to use its products for any purpose whatsoever.

11. If material is claimed to be inoperative, a short sample of the item must be forwarded to Accu-Tech Corporation with a written explanation of the return. Upon examination by Accu-Tech Corporation's inspection department, and verification of this problem, Accu-Tech Corporation will advise the Buyer of its determination. The Buyer must receive written authorization to return the material.

12. Claims of inoperative material must be made in writing within thirty (30) days of delivery of catalog stock items and within ten (10) days of delivery of special constructions and/or catalog variations. Failure to give such notice within the specified time shall constitute an unqualified acceptance and waiver of all claims. Accu-Tech Corporation's liability and responsibility for inoperative products is specifically limited to the inoperative item. Products for which replacement has been made under the provisions of this clause shall become the property of Accu-Tech Corporation and shall be returned to Accu-Tech Corporation by the Buyer F.O.B. Destination and subject to Accu-Tech Corporation's shipping instructions.

13. Under no circumstances are products to be returned to Accu-Tech Corporation without Accu-Tech Corporation's written authorization and Accu-Tech Corporation reserves the right to scrap any unauthorized returns on a no credit basis.

14. Accu-Tech Corporation's liability on any claim for loss or damage arising out of this contract or from the performances or breach thereof or connected with the supplying of any goods hereunder, or their sale, resale, operation or use whether based on contract, tort, (including negligence) or other grounds shall not exceed the price of such goods or part thereof involved in the claim. Accu-Tech Corporation is not, under any circumstances, liable for any labor charges without the prior written consent of Accu-Tech Corporation

15. Accu-Tech Corporation shall not in any event be liable whether as a breach of contract, warranty, tort (including negligence) or other grounds, for special consequential, incidental or penal charges including, but not limited to loss of revenue, loss or use of the product or any associated product, cost of capital, cost of substitute products, facilities or services, downtime costs, or claims of customers of the Buyer or such damages.

16. If Accu-Tech Corporation furnishes Buyer with advice or other assistance which concerns any goods supplied hereunder, or any system or equipment in which such goods may be installed, and which is not pursuant to this contract, the furnishing of such advice or assistance will not subject Accu-Tech Corporation to any liability, whether based on contract, warranty, tort (including negligence) or other grounds.

17. Prices do not include sales, use, excise or similar taxes in addition to the prices specified herein, the amount of any such present or future tax applicable to the sale of the products hereunder whether imposed by federal, state or local authorizes shall be paid by the Buyer.

18. All shipments are F.O.B. shipping point. Ground transportation charges are prepaid/add or freight collect.

19. On prepaid shipments, when allowed, full payment must be received within 45 days from shipment for full freight allowance. Air freight shipments are shipped freight collect or third party billing only.

20. Where no color is specified and more than one color is available Accu-Tech Corporation will supply most readily available color. When Buyer does not specify put-ups, Accu-Tech Corporation will ship most readily available put-ups as listed in catalog.

21. The delegation or assignment by Buyer of any or all of its duties or rights hereunder without the written consent of Accu-Tech Corporation shall be void.

22. In the event that there is any inconsistency between Accu-Tech Corporation's terms and conditions as stated herein and the terms and conditions of any order or contract submitted by the Buyer, Accu-Tech Corporation's terms and conditions shall prevail. Any representation, affirmation of fact and course of dealings, promise condition in connection therewith or usage of trade not incorporated herein shall not be binding on either party. No waiver alteration or modification of any of the provisions hereof shall be binding upon Accu-Tech Corporation unless specifically assented to in writing by an authorized representative of Accu-Tech Corporation management.

Exh. IX-5

EXHIBIT X

FORM OF MONTHLY REPORT

(On file with the Agent)

Exh. X-1

EXHIBIT XI
FORM OF MID-MONTH REPORT

(On file with the Agent)

Exh. XI-1

SCHEDULE A

COMMITMENTS OF FINANCIAL INSTITUTIONS; PURCHASE LIMITS
CHARIOT PURCHASE GROUP
GROUP PURCHASE LIMIT: $150,000,000.00

Financial Institution	Back-up Commitment	Liquidity Commitment
Chariot Funding LLC	$150,000,000.00	N/A

SUNTRUST PURCHASE GROUP
GROUP PURCHASE LIMIT: $150,000,000.00

Financial Institution	Back-up Commitment	Liquidity Commitment
SunTrust Bank	$150,000,000.00	N/A

Sch. A-1

SCHEDULE B
CLOSING DOCUMENTS

(On file with the Agent)

i

SCHEDULE 1

LIST OF FISCAL MONTHS

(Attached)

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Period Start End

2014
Month 1	01/04/14	01/31/14
Month 2	02/01/14	02/28/14
Month 3	03/01/14	04/04/14
Qtr 1	01/04/14	04/04/14
Month 4	04/05/14	05/02/14
Month 5	05/03/14	05/30/14
Month 6	05/31/14	07/04/14
Qtr 2	04/06/14	07/04/14
Month 7	07/05/14	08/01/14
Month 8	08/02/14	08/29/14
Month 9	08/30/14	10/03/14
Qtr 3	07/06/14	10/03/14
Month 10	10/04/14	10/31/14
Month 11	11/01/14	11/28/14
Month 12	11/29/14	01/02/15
Fiscal Year	01/04/14	01/02/15

2015
Month 1	1/3/2015	1/30/2015
Month 2	1/31/2015	2/27/2015
Month 3	2/28/2015	4/3/2015
Qtr 1	1/3/2015	4/3/2015
Month 4	4/4/2015	5/1/2015
Month 5	5/2/2015	5/29/2015
Month 6	5/30/2015	7/3/2015
Qtr 2	4/5/2015	7/3/2015
Month 7	7/4/2015	7/31/2015
Month 8	8/1/2015	8/28/2015
Month 9	8/29/2015	10/2/2015
Qtr 3	7/5/2015	10/2/2015
Month 10	10/3/2015	10/30/2015
Month 11	10/31/2015	11/27/2015
Month 12	11/28/2015	1/1/2016
Fiscal Year	1/3/2015	1/1/2016

2016
Month 1	1/2/2016	1/29/2016
Month 2	1/30/2016	2/26/2016
Month 3	2/27/2016	4/1/2016
Qtr 1	1/2/2016	4/1/2016

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Month 4	4/2/2016	4/29/2016
Month 5	4/30/2016	5/27/2016
Month 6	5/28/2016	7/1/2016
Qtr 2	4/3/2016	7/1/2016
Month 7	7/2/2016	7/29/2016
Month 8	7/30/2016	8/26/2016
Month 9	8/27/2016	9/30/2016
Qtr 3	7/3/2016	9/30/2016
Month 10	10/1/2016	10/28/2016
Month 11	10/29/2016	11/25/2016
Month 12	11/26/2016	12/30/2016
Fiscal Year	1/2/2016	12/30/2016

2017
Month 1	12/31/2016	1/27/2017
Month 2	1/28/2017	2/24/2017
Month 3	2/25/2017	3/31/2017
Qtr 1	12/31/2016	3/31/2017
Month 4	4/1/2017	4/28/2017
Month 5	4/29/2017	5/26/2017
Month 6	5/27/2017	6/30/2017
Qtr 2	4/2/2017	6/30/2017
Month 7	7/1/2017	7/28/2017
Month 8	7/29/2017	8/25/2017
Month 9	8/26/2017	9/29/2017
Qtr 3	7/2/2017	9/29/2017
Month 10	9/30/2017	10/27/2017
Month 11	10/28/2017	11/24/2017
Month 12	11/25/2017	12/29/2017
Fiscal Year	12/31/2016	12/29/2017

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